EXHIBIT 10.13

***** Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.**

SUBLEASE AGREEMENT

This Sublease Agreement is entered as of June___, 2014 (the "Effective Date") between The Boeing Company, a Delaware corporation, ("Sublessor") and Acucela, Inc., a Washington corporation, ("Sublessee").

FACTUAL BACKGROUND

A. Sublessor and The Northwestern Mutual Life Insurance Company entered into a Lease Agreement dated as of November 16, 2011 (as amended by First Amendment to Lease dated June 8, 2012, the "Lease Agreement"). A complete copy of the Lease Agreement is attached hereto as Exhibit A. Pursuant to the Lease Agreement, Sublessor leases certain office facilities and parking spaces in the accompanying parking garage (as more fully described in the Lease Agreement, the "Leased Premises") in the building known as the Russell Investments Center located at 1301 Second Avenue, Seattle, Washington 98101 (the "Building"). Effective April 30, 2012, Northwestern Mutual Life Insurance Company transferred its interest in the Lease Agreement and in the Building to CommonWealth Partners dba FSP-RIC, LLC, a Delaware limited liability company ("Landlord").

B. Sublessee wishes to acquire from Sublessor the right to occupy a portion of the Leased Premises comprising approximately 18,798 rentable square feet of office space on Floor 42 of the Building and 19,925 rentable square feet of office space on Floor 41 of the Building, as more fully described in in the Lease Agreement attached hereto as Exhibit A, along with the Sublease Parking Spaces (defined in Section 2.2). The premises so subleased to Sublessee are referred to in this Agreement as the "Subleased Premises." The Subleased Premises comprise the entirety of Floor 41 and Floor 42 of the Building and the Sublease Parking Spaces.

C. Pursuant to the terms of the Lease Agreement, the consent of the Landlord is required in order for the parties to enter into this Sublease Agreement (the "Landlord's Consent"). Landlord has advised Sublessor that Landlord will provide the form of the Landlord's Consent upon Landlord's receipt of this Sublease Agreement executed by Sublessor and Sublessee.

AGREEMENTS

In consideration of the mutual promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

0. Incorporation of Factual Background. Sublessor and Sublessee hereby confirm the factual information set out in the Factual Background, above.

1. Sublease of Subleased Premises. Sublessor hereby subleases to Sublessee and Sublessee subleases from Sublessor the Subleased Premises, subject and pursuant to the terms and conditions of this Sublease Agreement. In addition, Sublessee shall have the right to use the common areas of the Building (the "Common Areas") to the extent provided in the Lease Agreement.

2. Term of Sublease.

2.1 The term of the Sublease ("Sublease Term") shall commence on January 1, 2015 (the "Sublease Commencement Date") and shall expire at 5 p.m. on either November 30, 2021 (the "First Expiration Date") or February 28, 2022 (the "Second Expiration Date"), unless sooner terminated pursuant to the terms and conditions of this Sublease Agreement. It is understood that Sublessee may enter into negotiations with Landlord that would permit Sublessee to retain possession of the Subleased Premises pursuant to a direct lease agreement between Sublessee as tenant and Landlord as landlord (a "Direct Lease Agreement"). On or before July 15, 2021, Sublessee shall deliver to Sublessor a notice stating whether or not Sublessee and Landlord have entered into a Direct Lease Agreement. If such notice states that Sublessee and Landlord have entered into a Direct Lease Agreement, accompanied by a copy of said Direct Lease Agreement redacted as to financial and other confidential terms, the Sublease Term shall expire on the Second Expiration Date. If such notice states that Sublessee and Landlord have not entered into a Direct Lease Agreement, or if Sublessee does not deliver said notice, then Sublessor may at its option deliver to Sublessee no later than July 31, 2021 a notice stating that the Sublease Term will expire on November 30, 2021 and in that case the Sublease Term will expire on the First Expiration Date.

2.2 Parking. Beginning on the Effective Date, Sublessee shall purchase from Sublessor seven (7) non-reserved parking spaces in the parking garage related to the Building (the "Non-Reserved Sublease Spaces"). In addition, beginning on the Sublease Commencement Date Sublessee shall purchase from Sublessor three (3) reserved parking spaces currently controlled by Sublessor on Level P-1 of said parking garage (said reserved parking stalls referred to herein as the "Reserved Sublease Parking Spaces"), PROVIDED that Sublessor, in Sublessor's sole discretion, shall designate the location of the three (3) stalls from Sublessor's current allocation of four (4) reserved parking stalls. The fee for each parking stall shall be equal to ***. All fees for parking shall be paid by Sublessee in advance as Additional Rent.

3. Rent. Rent under this Sublease Agreement shall be comprised of Base Rent and Additional Rent. All payments of Rent shall be made in United States Dollars and in immediately available funds payable to Sublessor and delivered to:

Via US Mail
Boeing Shared Services Group
PO Box 842289
Dallas, TX 75284-2289

All payments of Rent (whether Base Rent or Additional Rent) shall be made without deduction or setoff of any kind.

3.1 Base Rent. Base Rent shall be payable monthly in advance on the first day of each month during the Sublease Term without notice or demand. Base Rent during the Sublease Term shall be as follows:

From	To	Rate psf/y	Base Rent/m
1/1/2015	12/31/2015	$ ***	$ ***
1/1/2016	12/31/2016	$ ***	$ ***
1/1/2017	12/31/2017	$ ***	$ ***
1/1/2018	12/31/2018	$ ***	$ ***
1/1/2019	12/31/2019	$ ***	$ ***
1/1/2020	12/31/2020	$ ***	$ ***
1/1/2021	12/31/2021	$ ***	$ ***
1/1/2022	2/28/2022	$ ***	$ ***

3.2 Additional Rent. Additional Rent is comprised of (a) that amount payable by Sublessor to Landlord pursuant to Article 5 of the Lease Agreement attributable to the Subleased Premises (proportionate share of 4.44% under Article 1.1(s) of the Lease Agreement instead of 5.17% under Article 1.1(s) of the Lease Agreement which included 6,325 square feet on Floor 17 of the Building not included in the Subleased Premises) (the "Operating Expenses") and (b) any amounts payable by Sublessee to Sublessor under this Sublease Agreement that are not included within Base Rent or Operating Expenses. Sublessor will invoice Sublessee for all charges for Operating Expenses that Sublessor receives from Landlord. Sublessor will invoice Sublessee for all other amounts of Additional Rent. All invoices for Operating Expenses and for other amounts of Additional Rent are due and payable thirty (30) days after the date when received by Sublessee.

3.3 Late Payment; Interest. If Sublessee fails to pay any amount of Rent when it is due, Sublessee shall pay to Sublessor a late payment fee equal to two percent (2%) of the amount due, together with interest from the date due until paid at the Default Rate, provided that interest shall not be payable on late charges incurred by Sublessee nor on any amounts upon which late charges are paid by Sublessee to the extent such interest would cause the total interest to be in excess of that legally permitted. The Default Rate is a fluctuating rate of interest per annum equal at all times to the rate of interest announced from time to time by Chase Manhattan Bank in New York, New York as its "prime rate" plus six percent per annum, each change in such fluctuating rate to take effect simultaneously with each change in such prime rate.

3.4 Security Deposit. Concurrently with the execution and delivery of this Sublease Agreement, Sublessee shall deposit with Sublessor cash (the "Security Deposit") in the amount of ***, as security for the full and faithful performance of every provision of this

Sublease Agreement be performed by Sublessee. If during the first two (2) years of the Sublease Term, no event of default has occurred and is continuing under this Sublease Agreement, and no event has occurred which with notice or time would be an event of default under this Sublease Agreement, then, as of the first day of the 25th month of the Sublease Term, the Security Deposit shall be reduced by one-half to *** and the amount of such reduction shall be applied to the Base Rent then due and payable at the commencement of such 25th month. If Sublessee defaults with respect to any provision of this Sublease Agreement beyond any applicable notice and cure periods, including but not limited to the provisions relating to the payment of Rent, then Sublessor may, as applicable, use, apply, or retain all or any part of the Security Deposit to the extent necessary in Landlord's judgment to cure such default and Sublessor may use, apply, or retain such amount for the payment of any Rent and any other amount that Sublessor may spend or become obligated to spend by reason of Sublessee's default or to compensate Sublessor for any other loss or damage that Sublessor may suffer by reason of Sublessee's default. If any amount of the Security Deposit is so used or applied, Sublessee shall, within twenty (20) business days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount. The amount so demanded shall be considered Additional Rent and the failure of Sublessee to pay such amount shall be a default of this Sublease Agreement. If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by Sublessee, Sublessor shall return the Security Deposit to Sublessee within thirty (30) days after the expiration of the Sublease Term. Nothing in this Sublease Agreement shall be deemed to limit the amount of damages recoverable by Sublessor to the Security Deposit..

4. Alterations; Cash Allowance; Personal Property; Return of Subleased Premises.

4.1 No Sublessor Improvements. Sublessee acknowledges that Sublessor has no obligation of any kind to make any improvements or alterations to the Subleased Premises.

4.2 Alterations. Sublessee shall make no alteration, addition, modification, or improvement (each, an "Alteration") to the Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. Sublessee acknowledges that Sublessor may also require the consent of the Landlord.

4.3 Allowance. Sublessor will pay to Sublessee an allowance (the "Allowance") in an amount equal to *** multiplied by the number of rentable square feet in the Subleased Premises, which is ***. Sublessor shall pay such amount to Sublessee no later than thirty (30) days after the Commencement Date. Sublessee may use the Allowance for any purpose related to this Sublease Agreement, including moving costs, professional or other fees, the payment of Rent and the defraying of the costs of any Alterations to which Sublessor and Landlord have consented.

4.4 Furniture and Personal Property. Effective on the Commencement Date, Sublessee may use or at its option dispose of all of the furniture and personal property in the Subleased Premises as of the Commencement Date. Sublessor will formally convey to Sublessee title to all such furniture and personal property through the mutual execution and delivery of a

Bill of Sale substantially in the form attached to this Sublease Agreement as Exhibit C (the "Bill of Sale"). The Bill of Sale will be executed and delivered no earlier than January 15, 2015. No later than two (2) weeks after the execution and delivery by Sublessor and Sublessee of this Sublease Agreement or after the delivery by Landlord of Landlord's Consent, whichever is later, Sublessor will remove all plants from the Subleased Premises at Sublessor's expense.

4.5 Surrender.

4.5.1 At Expiration of Sublease Term. At the expiration or earlier termination of the Sublease Term, Sublessee shall quit the Subleased Premises and return the Subleased Premises to Sublessor in the same condition as at the commencement of the Sublease Term, except for normal wear and tear, and casualty, and except that Sublessee shall remove all fixtures and improvements placed by Sublessee during the Sublease Term. Sublessee shall hold Sublessor harmless from and against any and all claims by Landlord that result from (i) Sublessee's failure to surrender the Subleased Premises to Sublessor at the expiration or earlier termination of the Sublease Term and/or (ii) Sublessee's failure to surrender the Subleased Premises to Sublessor in the condition required by this Sublease Agreement.

4.5.2 If Sublessee Continues Possession. If Sublessee has entered into a separate lease agreement with the Landlord and the Landlord has waived the requirements of the Lease Agreement related to the surrender of the Subleased Premises, or if Sublessee is surrendering the Subleased Premises to the extent Landlord does not require removal of Sublessee's improvements, Sublessor will in turn waive the requirements of section 4.5.1.

5. Additional Obligations of Sublessee.

5.1 The only services to be provided by Sublessor to Sublessee are those services that Landlord is required to provide and does in fact provide to Sublessor pursuant to the Lease Agreement.

5.2 This Sublease Agreement is subject and subordinate to the Lease Agreement. Except as expressly provided in this Sublease Agreement to the contrary, all of the terms, covenants, and conditions of the Lease Agreement shall be applicable to this Sublease Agreement and the Subleased Premises but with the substitution in such terms, covenants and conditions of the Sublessor as the Landlord, the Sublessee as the Tenant, and the Subleased Premises as the Leased Premises, PROVIDED however, that nothing in this Sublease Agreement shall be deemed to transfer or convey to Sublessee any right of first refusal, including Sublessor's rights under Section 31 of the Lease Agreement, any renewal option, including Sublessor's renewal option in Section 32 of the Lease Agreement, and any rights granted to Sublessor pursuant to the First Amendment to Lease, dated June 8, 2012. Without limiting the generality of the foregoing, Sublessee shall obtain any insurance required to be maintained by Sublessor under the Lease Agreement with respect to the Subleased Premises, naming the Landlord and the Sublessor as additional insured or loss payee, as the case may be, as if Sublessee were the Tenant under the Lease Agreement with respect to the Subleased Premises.

Nothing in this Sublease Agreement is intended to require Sublessee to pay any amount of rent to Landlord under the Lease Agreement.

5.3 Sublessee shall neither do nor permit anything to be done that would cause Sublessor to be in default of the Lease Agreement or would cause the Lease Agreement to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in the Landlord under the Lease Agreement, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of which the Lease Agreement may be terminated or forfeited.

5.4 Sublessee shall use the Subleased Premises for the purposes permitted by the Lease Agreement and for no other purpose. Sublessee shall not use the Subleased Premises for any unlawful purpose.

5.5 Sublessee agrees to forward to Sublessor, immediately upon receipt thereof, copies of any notices relating to the Lease Agreement as it relates to the Subleased Premises, and Sublessee's occupancy or use of the Subleased Premises received by Sublessee from Landlord under the Lease Agreement or from any governmental authority.

5.6 Sublessee hereby confirms that it has read and understood Section 33.33 of the Lease Agreement and confirms for the benefit of Sublessor and the benefit of Landlord that each representation and warranty contained in said Section 33.33 is true as of the Effective Date and will continue to be true during the Sublease Term of Sublessee, each person with a 10% or greater interest in Sublessee, and each guarantor (if any) of Sublessee.

6. Indemnity and Insurance. The following provisions are in addition to any similar or complementary provisions of the Lease Agreement:

6.1 Sublessee shall indemnify and hold The Boeing Company, a Delaware corporation, and its subsidiaries and affiliated corporations, and their respective officers, directors, agents, employees, attorneys, and assigns, and the Landlord and its officials, employees, contractors, and agents (the "Indemnified Parties") harmless from and against any and all claims or liability for bodily injury to or death of any person or loss of or damage to any property arising out of Sublessee's use or occupancy of the Subleased Premises or the Common Areas or property of which the Subleased Premises are a part, or from the conduct of Sublessee's business, or from any activity, work, or thing done, permitted, or suffered by Sublessee, its employees, agents, contractors, or invitees in or about the Subleased Premises, the Leased Premises, or the Common Areas. Notwithstanding the foregoing, the indemnity provisions herein shall not include claims and liabilities for bodily injury to or death of any person or loss of or damage to any property to the extent caused by any negligence or willful misconduct on the part of the Indemnified Parties, or of Sublessor, its agents, employees, contractors, or invitees.

Sublessee expressly waives any immunity under industrial insurance whether arising from Title 51 of the Revised Code of Washington or any other statute or source, to the extent of the indemnity set forth in this paragraph 6(a). In the event that Sublessee is successful in proving that the foregoing indemnity is limited by RCW 4.24.115, Sublessee shall defend, indemnify and

hold harmless the Indemnified Parties to the full extent allowed by RCW 4.24.115. In no event shall Sublessee's obligations hereunder be limited to the extent of any insurance available to or provided by Sublessee. Sublessee shall require each subcontractor who desires access to the Leased Premises to provide an indemnity, enforceable by and for the benefit of the Indemnitees, to the same extent required of the Sublessee.

Such indemnity shall include all reasonable costs, attorneys' fees, and expenses incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Sublessor by reason of any claim falling within the scope of the foregoing indemnity, Sublessee upon written notice from Sublessor to Sublessee after notice of the claim shall defend the same at Sublessee's expense by counsel reasonably satisfactory to Sublessor.

Sublessor shall provide notice to Sublessee as soon as is reasonably practical after Sublessor receives notice of any claim that will fall within the scope of the foregoing indemnity, provided that Sublessor's performance of the foregoing shall not be deemed a condition to Sublessee's obligations under the foregoing indemnity, but Sublessee may seek to reduce its obligation under the foregoing indemnity to the extent that Sublessee could have avoided liability or cost had Sublessor performed its obligations set out in this paragraph.

6.2 Sublessee at Sublessee's own cost and expense, will provide and keep in full force and effect during the term of this Sublease Agreement:

Commercial general liability insurance with limits of not less than Three Million Dollars ($3,000,000.00), or such higher amount as may required by Landlord pursuant to the Lease Agreement, covering bodily injury to any person, including death, and loss of or damage to real and personal property. Such insurance may be provided under Sublessee's blanket commercial general liability insurance policy. Sublessor and each of the Indemnified Parties shall be named as an additional insured under such insurance to the extent of Sublessee's undertaking set forth in paragraph 6.1. Sublessee shall cause the insurer issuing such insurance policy to waive all rights of subrogation against the Indemnified Parties to the extent of Sublessee's undertaking set forth in paragraph 6(a). A certificate evidencing such insurance coverage and the coverage required by paragraph 5(b) shall be delivered to Sublessor prior to the commencement date of the Sublease Term. Such certificate of insurance will provide for not less than fifteen days advance notice in the event of cancellation or material alteration of such insurance.

6.3 Sublessee hereby releases and relieves Sublessor and the Indemnified Parties and waives its entire claim of recovery for loss of or damage to property arising out of or incident to fire, lightning, or any other perils normally included in a standard "All Risk" physical damage property insurance policy containing an extended coverage and special extended coverage endorsement, when such property is in on or about the Subleased Premises or the Leased Premises, whether or not such loss or damage is due to the negligence of Sublessor, Sublessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Without limiting the generality of the foregoing, the foregoing waiver is not intended to affect

any rights or obligations of the Landlord with respect to claims for loss of or damage to property pursuant to the Lease Agreement or otherwise.

6.4 Sublessee shall cause its insurance carriers to waive all rights of subrogation against Sublessor and the Indemnified Parties to the extent of Sublessee's undertakings set forth in paragraph 6.3.

7. Obligations of the Sublessor. Sublessor covenants, so long as Sublessee is not in default of its obligations under this Sublease Agreement, that Sublessee shall have the right to quietly enjoy the Subleased Premises without hindrance by any person claiming by or through Sublessor. Sublessor shall neither do nor permit anything to be done that would cause Sublessee to be in default of the Sublease or would cause a default to occur, or termination or forfeiture under the Lease Agreement. Sublessor shall make all payments required to be made by Sublessor to Landlord for the Subleased Premises pursuant to the Lease Agreement and / or Consent Agreement. Sublessor warrants that the copy of the Lease Agreement set forth in Exhibit A is a true and correct copy of the Lease Agreement as amended, that the Lease Agreement is in full force and effect in accordance with its terms, and that Sublessor is not aware of any event of default thereunder.

7.1 Sublessor agrees to forward to Sublessee, immediately upon receipt thereof, copies of any notices relating to the Lease Agreement as it relates to the Subleased Premises, and Sublessee's occupancy or use of the Subleased Premises received by Sublessor from Landlord under the Lease Agreement or from any governmental authority.

8. Warranty and DISCLAIMER.

8.1 Warranty. Sublessor warrants that it is the lessee of the Subleased Premises and that Sublessor has the power and right to grant the sublease hereunder to Sublessee, subject to the consent of the Landlord.

8.2 DISCLAIMER AND RELEASE. EXCEPT FOR THE WARRANTY IN PARAGRAPH 8.1, THE SUBLEASED PREMISES, THE COMMON AREAS, AND ALL OTHER GOODS OR SERVICES PROVIDED OR TO BE PROVIDED IN CONNECTION WITH THIS CONTRACT ARE BEING PROVIDED TO THE SUBLESSEE "AS IS, WHERE IS" WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF SUBLESSOR AND ANY SUBLESSOR PARTY AND THE REMEDIES OF THE SUBLESSEE SET FORTH IN THIS CONTRACT ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND SUBLESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF SUBLESSOR AND ANY SUBLESSOR PARTY AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF THE SUBLESSEE AGAINST SUBLESSOR OR ANY SUBLESSOR PARTY, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN THE LICENSED PROPERTY, ANY SERVICES, OR ANY OTHER ITEM PROVIDED UNDER THIS CONTRACT, INCLUDING BUT NOT LIMITED TO:

8.2.1 ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

8.2.2 ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

8.2.3 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF ANY PARTY (WHETHER ACTIVE, PASSIVE OR IMPUTED); AND

8.2.4 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY PROPERTY.

EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. NEITHER SUBLESSOR NOR ANY INDEMNIFIED PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY TO SUBLESSEE, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE) OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES.

9. Holding Over. Sublessee may not remain in possession of the Subleased Premises following either a Lease Termination Event or the termination of the Sublease Term. Sublessee agrees to indemnify, defend and hold harmless the Sublessor from any and all losses, costs, and damages which may arise out of or be in any way connected with any holding over by Sublessee following the termination of the Sublease Term of the term of the Lease Agreement and in addition shall pay to Sublessor rent equal to one hundred fifty percent (150%) of the base rent in effect at the time such holdover commences.

10. Environmental Matters.

10.1 Compliance with Laws and Requirements. Except as otherwise agreed by Sublessor in writing, Sublessee shall be solely responsible at its expense for obtaining any permits, licenses or approvals, and for preparing, maintaining and submitting any records or reports, as required under applicable Environmental Laws and Requirements for its operations hereunder. Sublessee shall comply with any and all Environmental Laws and Requirements and shall not cause, permit or allow the presence of and shall not generate, release, store, or deposit any Hazardous Substances on or about the Leased Premises in violation of any Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person. Sublessee shall not release any Hazardous Substances into the soil, water (including groundwater) or air of the Leased Premises or onto any other adjoining property in violation of Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person. In the event of a spill or other release of Hazardous Substances caused by

Sublessee, its agents, employees or invitees at or from the Leased Premises, Sublessee shall undertake immediate response as required by law, including but not limited to reporting to appropriate agencies, and shall notify Sublessor of same as soon as possible.

10.2 Definitions:

1) As used herein, the term "Hazardous Substance" means any hazardous, toxic, chemical, or dangerous substance, pollutant, contaminant, waste or material, including petroleum, which is regulated under any and all federal, state, or local statute, ordinance, rule, regulation, or common law relating to chemical management, environmental protection, contamination, or cleanup including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act as amended (42 U.S.C. § 6901 et seq.) or any other Federal, state, county, or city law, or any other ordinance or regulation existing or which may exist.

2) As used herein the term "Environmental Laws and Requirements" means any and all federal, state, local laws, statutes (including without limitation the statutes referred to in paragraph 10(b)(1), above), ordinances, rules, regulations and/or common law relating to environmental protection, contamination, the release, generation, production, transport, treatment, processing, use, disposal, or storage of Hazardous Substances, and the regulations promulgated by regulatory agencies pursuant to these laws, and any applicable federal, state, and/or local regulatory agency-initiated orders, requirements, obligations, directives, notices, approvals, licenses, or permits, including but not limited to those for the reporting, investigation, cleaning, or remediation of any Hazardous Substances on the Leased Premises.

10.3 Remediation. Should Sublessee fail to perform any of its obligations pursuant to this agreement or to any and all Environmental Laws and Requirements, Sublessee shall at its own expense promptly remedy such noncompliance. Sublessee shall at its own expense remove or remediate any unsafe condition that Sublessee has caused to occur and clean up or remediate any Hazardous Substance which Sublessee has caused to be released at or from the Leased Premises. Should Sublessee fail so to do, Sublessor shall have the right, but not the duty, to enter the Leased Premises personally or through its agents, consultants, or contractors to perform the same. Further, Sublessee shall hold Sublessor harmless from any losses, including claims of third parties, resulting from any noncompliance with Environmental Laws and Requirements, or from any unsafe condition or release of Hazardous Substances caused by Sublessee; additionally, Sublessor shall hold Sublessee harmless from any losses, including claims of third parties, resulting from any noncompliance with Environmental Laws and Requirements, or from any unsafe condition or release of Hazardous Substances caused by Sublessor.

10.4 Documentation and Right to Inspect. Sublessee shall provide copies to Sublessor of any reports regarding its operations at the Subleased Premises which are submitted to governmental agencies pursuant to any Environmental Laws and Requirements. Sublessee shall also make available to Sublessor upon written request all permits and approvals, and all records maintained by Sublessee pursuant to any Environmental Laws and Requirements. During

the Sublease Term, Sublessor and/or its agents or employees shall have the right to periodically inspect the Subleased Premises at reasonable times to confirm that Sublessee is in compliance with the terms of this Agreement, including compliance with any and all Environmental Laws and Requirements. Further, if Sublessor at any time should have any cause to believe that any Hazardous Substances are or at any time during the term of this Lease have been released at or from the Subleased Premises without strict compliance with all Environmental Laws and Requirements or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person, Sublessor shall have the right at its discretion, and on written advance notice, but not the duty, to enter, at any reasonable time, and conduct an inspection of the Subleased Premises including invasive tests to determine whether, and the extent to which, Hazardous Substances have been released. Sublessee hereby grants to Sublessor, and its employees, agents, employees, consultants, and contractors the right to enter the property upon advanced reasonable written notice to Sublessee and to perform such tests on the property as are reasonably necessary in the reasonable opinion of Sublessor to conduct such investigations. Sublessor may retain, upon not less than ten (10) days' notice to Sublessor, any independent qualified professional consultant to enter the property to conduct such inspections. Such consultant's reasonable fee shall be payable by Sublessee if such consultant reasonably determines that Sublessee's activities constitute a material violation of Environmental Laws and Requirements or have resulted in the release of Hazardous Substances into the environment which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person; otherwise, such fee shall be payable by Sublessor.

10.5 Indemnification. Sublessee shall indemnify, hold harmless, and defend Sublessor, and its directors, officers, employees, agents, assigns, and attorneys from any and all claims, losses, damages, response costs, and expenses arising out of or in any way relating to the violation of any Environmental Laws and Requirements, or to the generation, release, storage, deposit or disposal of Hazardous Substances, to the extent caused by Sublessee, its agents, employees and invitees at any time during the term of the Lease, including but not limited to: (1) claims of third parties, including governmental agencies, for damages (including personal injury and/or property damage), response costs, fines, penalties, injunctive or other relief; (2) the cost, expense, or loss to Sublessor of any injunctive relief, including preliminary or temporary injunctive relief, applicable to the Sublessor or the Leased Premises; and (3) the expense of reporting the existence of Hazardous Substances to any agency of any state government or the United States as required by applicable laws or regulations, before and after any trial or appeal therefrom whether or not taxable as costs; all of which shall be paid by Sublessee when accrued. Sublessor shall indemnify Sublessee pursuant to the same provisions in this Section 10.5 with respect to violation of Environmental Laws and Requirements existing at the Subleased Premises that are the result of an act by Sublessor occurring prior to the date of this Sublease Agreement.

10.6 Relation to Lease Agreement. The provisions of this Section 10 are in addition to and not in substitution for the provisions of the Lease Agreement. If Sublessee believes that any provision of this Section 10 conflicts with any provision of the Lease Agreement, Sublessee shall immediately so notify Sublessor. Sublessor agrees to use commercially reasonable good faith efforts to resolve any such conflict.

11 No Assignment or Sublease. Sublessee shall not assign its interest in this Sublease Agreement or sublease the Subleased Premises, without the prior written consent of Sublessor and Landlord, which Sublessor shall not unreasonably withhold, condition or delay, but in determining whether to grant, condition, or delay its consent, Sublessor may take into account all relevant factors, including the reputation of the proposed assignee or sub-sublessee and the nature of the business to be conducted in the Subleased Premises. If Sublessor determines to grant its consent, Sublessor shall request that Landlord also grant its consent, but Sublessee acknowledges that Sublessor is not able to direct Landlord's conduct.

12. Condition Precedent. Sublessee acknowledges that the Sublessor's right to sublease the Subleased Premises is subject to the prior written consent of the Landlord. The Sublease Agreement shall not be deemed to have commenced unless and until the Landlord consents to this Sublease Agreement.

13. Notices. Any notice or demand which either party may or must give pursuant to or in connection with this Sublease Agreement shall be in writing, and sent by a nationally recognized overnight courier service with all charges for next business day delivery prepaid, addressed as follows:

To Sublessor:

The Boeing Company
c/o MBG Consulting, Inc.
Attn: Portfolio Administration Services
5225 Old Orchard Road, Suite 12
Skokie, IL 60077

To Sublessee:

Acucela, Inc.
1301 Second Avenue, Suite 1900
Seattle, Washington 98101-3805

Notices shall be deemed to have been received at the time delivered (or if delivery is refused, the time of refusal) if sent pursuant to this paragraph 13. Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

14 Entire Agreement. This Sublease Agreement (and Landlord Consent) represents the entire agreement of the Sublessor and Sublessee with respect to this subject matter and supersedes all prior oral and written understandings and agreements of the parties, all of which are merged within this Sublease Agreement. The Exhibits attached hereto are part of this Sublease Agreement. This Sublease Agreement may not be amended, modified, or supplemented in any manner other than by the written agreement of the parties signed by the authorized representatives of the parties.

15. No Recording. Neither party shall record this Sublease Agreement.

16. Successors and Assigns; Survival of Obligations. The covenants and agreements in this Sublease Agreement shall bind and inure to the benefit of Sublessor, Sublessee and their respective successors and permitted assigns. The obligations of Sublessee under paragraph 6 (Indemnity and Insurance) and paragraph 10 (Environmental Matters) shall survive the end of the Sublease Term with respect to events occurring during the Sublease Term or while Sublessee is in possession of the Subleased Premises.

17. Confidentiality. Each party agrees that neither it nor its employees will disclose to any third party or to anyone not directly involved in the negotiation of this transaction any of the terms and conditions of this Sublease Agreement, including without limitation the rental payable by Sublessee hereunder. Neither party shall be responsible for the actions of third parties including the brokers.

18. Access/Inspection. Sublessee will allow and does hereby grant to Landlord and to Sublessor or their respective agents, upon prior reasonable notice not less than twenty-four (24) hours to Sublessee (except in the case of emergency) the right at all reasonable times, to enter the Subleased Premises for the purpose of inspecting or of making repairs, additions, or alterations to

the Subleased Premises, the Leased Premises, or any property owned by or under the control of Landlord subject to the provisions of the Lease.

19. Attorneys' Fees and Expenses.

(a) If either party hereto fails to perform any of its obligations under this Sublease Agreement, then the defaulting party shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Sublease Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Sublease Agreement and to survive and not be merged into any such judgment.

(b) Without limiting the generality of Section 19(a) above, if Sublessor utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Sublessee or in connection with any other breach of this Sublease Agreement by Sublessee, or if Sublessee utilizes the services of an attorney for the purpose of collecting any sum due to Sublessee from Sublessor or in connection with any other breach of this Sublease Agreement by Sublessor, Sublessee agrees to pay Sublessor, and, respectively, Sublessor agrees to pay Sublessee, actual attorneys' fees and expenses as determined by Sublessor or Sublessee as the case may be for such services, regardless of the fact that no legal action may be commenced or filed by Sublessor.

20. Sublessee's Default.

20.1 Events of Default. The following shall constitute events of default by Sublessee:

(a) Sublessee's failure to pay any amount of rent when due and such failure shall continue for five (5) business day after written notice thereof from Sublessor, PROVIDED that if Sublessor delivers two such notices after Sublessee's failure to pay rent within any twelve month period, then on any other failure of Sublessee to pay any amount of rent when due, Sublessee shall be in default on the date such payment was due without regard to any notice from Sublessor; or

(b) Sublessee's failure to execute an estoppel certificate or subordination agreement as provided in this Sublease Agreement and such failure shall continue for ten (10) business days after written notice thereof; or

(c) Sublessee's failure to maintain in force or pay the premium for any policy of insurance required to be obtained or maintained by Sublessee, and following written notice, pursuant to this Sublease Agreement (whether pursuant to paragraph 5 or paragraph 6 of this Sublease Agreement); or

(d) Sublessee's failure to observe or perform any of Sublessee's obligations under Section 10 of this Sublease Agreement, and such failure shall continue for

five (5) business days after written notice thereof, provided that Sublessee shall not be deemed to be in default if such failure cannot be cured within such five day period so long as Sublessee has commenced a cure within such five day period and is diligently pursuing it thereafter; or

(e) Sublessee's failure to observe and perform any other material provision, term or condition in this Sublease Agreement within thirty (30) days after Sublessor delivers written notice of the failure to Sublessee, or if the cure cannot reasonably be concluded within thirty (30) days, then if Sublessee fails to commence to cure the failure within such thirty (30) day period and thereafter proceed reasonably, diligently and in good faith to complete the cure; or

(f) Sublessee's failure to observe or perform any of Sublessee's obligations under this Sublease Agreement that results in a default by Sublessor under the Lease Agreement, and such failure shall continue for a period which is three (3) days less than the applicable cure period under the Lease Agreement (and three (3) days less than the extended cure period in the event that such cure period is extended under the Lease Agreement)..

20.2 Sublessor's Remedies.

On the occurrence of an event of default by Sublessee, and following any applicable notice and cure period, Sublessor may, at any time thereafter, with or without notice or demand (except as expressly provided herein) and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have:

(a) Peaceably reenter the Subleased Premises upon voluntary surrender by Sublessee or, if Sublessee does not voluntarily surrender the Subleased Premises, remove Sublessee therefrom and any other persons occupying the Subleased Premises, using such legal proceedings as may be available;

(b) In addition to reentry under (a) above, terminate this Sublease Agreement. Upon such termination, Sublessor may recover from Sublessee the following: (i) the worth at the time of award of the unpaid Rent that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Sublease Agreement which would have been earned after termination until the time of award exceeds the amount of such loss of Rent that Sublessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent after the time of award exceeds the amount of such lost Rent that Sublessee proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease Agreement or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) is computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in clause (iii) is computed by discounting such amount

at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 percent per annum.

(c) In addition to reentry pursuant to paragraph (a) above, elect in writing to terminate Sublessee's right to possession without terminating the Sublease Agreement. In such case, the Sublease Agreement shall continue in effect for so long as Sublessor does not terminate Sublessee's right to possession, and Sublessor may enforce all its rights and remedies under this Sublease Agreement, including the right to recover Rent as it becomes due. Any such payments due Sublessor shall be made upon demand therefor from time to time and Sublessee agrees that Sublessor may file suit to recover any sums falling due from time to time. Sublessor may at any time thereafter elect in writing to terminate this Sublease Agreement for such previous breach.

No failure by Sublessor to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent by Sublessor during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the parties. No waiver of any breach shall affect or alter this Sublease Agreement, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Each right and remedy provided for in this Sublease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either party of any one or more of the rights or remedies provided for in this Sublease Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Sublease Agreement or now or hereafter existing at law or in equity or by statute or otherwise.

For the purpose of calculating Sublessor's damages by reason of Sublessee's failure to pay all other sums that would have been payable hereunder if this Sublease Agreement had not been terminated, such sums shall be those sums that would have been so payable hereunder as of the time of the award. On any termination, Sublessor's damages for default shall include all reasonable costs and fees, including reasonable attorneys' fees that Sublessor shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Sublease Agreement, the obtaining of relief from any stay in bankruptcy restraining any action to evict Sublessee; or the pursuing of any action with respect to Sublessor's right to possession of the Subleased Premises. To the extent permitted by applicable law, any and all rights and remedies which Sublessor may have under this Sublease Agreement and at law and equity shall be cumulative and shall not be deemed

inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

21. Liens. Sublessee shall not cause or allow the Subleased Premises to become subject to any liens, claims, charges, or encumbrances (each a "Lien"). If the Subleased Premises become subject to one or more Liens as the result of the acts or omissions or sufferance of Sublessee, Sublessee shall promptly, and in any event within twenty (20) days, remove such Liens pursuant to RCW 60.04.161 and obtain a release of such Lien from the lienor. If the Sublessee fails to take timely action in this regard, the Sublessor shall have the right, but not the obligation, upon advance written notice to Sublessee to take any action reasonably necessary to remove and/or release such Liens. Such action shall be taken at the sole risk and expense of the Sublessee.

22. Agents and Brokers. At the signing of this Agreement, CBRE, Inc. represented solely the Sublessor and Flinn Ferguson represented solely the Sublessee. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him or her in this transaction. Sublessor shall be responsible to pay the commission due to the brokers pursuant to a separate agreement. Each party represents to the other that it has engaged no other agent broker or agent in connection with the negotiation leading to this agreement, and shall hold the other harmless from any claim or demand from any other agent or broker claiming to have acted on behalf of the indemnifying party in connection with this agreement or the purchase and sale transaction, or from any claim by the respective brokers referred to in this paragraph for compensation in excess of that provided for in this paragraph.

23. Subordination Agreement, Estoppel Certificates.

23.1. Subordination Agreements. If requested by Sublessor or Landlord, Sublessee shall execute a subordination agreement evidencing the subordination of this Sublease to any mortgage, deed of trust, or lease entered into by Landlord. Sublessor will use commercially reasonable good faith efforts to have a non-disturbance provision incorporated into said subordination agreement (but Sublessee acknowledges that the incorporation of such provisions for the benefit of subtenants is not a common practice).

23.2. Estoppel Certificates. Sublessee shall, upon request from Sublessor or Landlord, at any time and from time to time execute, acknowledge and deliver to the requesting party or any lender to or prospective purchaser or tenant from such party, a written statement, in the form generally acceptable to institutional purchasers or lenders certifying as follows: that this Sublease Agreement is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); that neither Sublessee nor Sublessor is in default of this Sublease Agreement and to the best of Sublessee's knowledge there are no uncured defaults on the part of Sublessor/Sublessee (or if any such default exists, the specific nature and extent thereof); the date to which any rents and other charges have been paid in advance, if any; and such other matters as are typically contained in such certificates or that the requesting party may reasonably request.

24. Miscellaneous Provisions.

24.1. Severability. If a court of competent jurisdiction shall determine, to any extent, that any provision, term or condition of this Sublease Agreement shall be invalid or unenforceable, that determination shall not affect the remainder of this Sublease, and each provision, term or condition in the remainder of this Sublease shall be valid and enforceable to the extent permitted by law.

24.2 Captions. The marginal headings or titles to the sections of this Sublease Agreement are not a part of the Sublease Agreement but are inserted only for convenience. They shall have no effect on the construction or interpretation of any part of this Sublease.

24.3. Time is of the Essence. Time is of the essence in the performance of all covenants and conditions of this Sublease Agreement in which time is a factor.

24.4 Counterparts. This Sublease Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original Sublease Agreement, but all of which together shall constitute one and the same Sublease Agreement.

24.5 Choice of Law. This Sublease shall be governed by the laws of the State of Washington, without reference to its choice of law rules.

24.6 Due Authorization and Execution. Each party represents and warrants to the other that the execution and delivery of this Sublease Agreement by such party and the performance by such party of its obligations under this Sublease Agreement have been duly authorized by all necessary corporate, partnership or other action on the part of such party and that this Sublease Agreement, when executed and delivered by both parties and consented to by the Landlord will be the legal obligation of such party, enforceable against such party in accordance with its terms. Each individual executing this Sublease Agreement warrants and represents that such individual has the power, right, and authority to execute this Sublease Agreement on behalf of the party for whom he or she purports to execute this Sublease Agreement.

EXECUTED IN TRIPLICATE as of the date first written above.

THE BOEING COMPANY

By [signature] 6-6-14
Its Michael R. Frank
Date Signed: Authorized Signatory

ACUCELA, INC.

By____________________
Its____________________
Date Signed:______________

Acknowledgment

State of Washington)
) ss.
County of King)

I certify that I know or have satisfactory evidence that ____________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ____________________________ of Acucela, Inc., a Washington corporation, to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

Dated:____________________________

____

Notary public in and for the State of Washington, residing at

____

My appointment expires

____

Acknowledgment

State of Washington)
) ss.
County of King)

I certify that I know or have satisfactory evidence that Michael R. Franks is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Authorized Signatory of The Boeing Company, a Delaware corporation, to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

Dated: June 6, 2014

[signature]

Notary public in and for the State of Washington, residing at

Renton

My appointment expires

Sept 02, 2016

DENISE A. STAACK-WAGNER
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES
9-02-16

EXECUTED IN TRIPLICATE as of the date first written above.

THE BOEING COMPANY

By____________________
Its____________________
Date Signed:______________

ACUCELA, INC.

By [signature]
Its CFO
Date Signed: 6-6-14

ACKNOWLEDGMENT

State of Washington)
) ss.
County of King)

I certify that I know or have satisfactory evidence that David Lowrance is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CFO of Acucela, Inc., a Washington corporation, to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

Dated: 6.6.14

Trudy A Bean

Notary public in and for the State of Washington, residing at

Monroe, WA

My appointment expires

02.29.16

TRUDY A BEAN
MY COMMISSION EXPIRES
NOTARY
PUBLIC
FEBRUARY 29, 2016
STATE OF WASHINGTON

ACKNOWLEDGMENT

State of Washington)
) ss.
County of King)

I certify that I know or have satisfactory evidence that ____________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Authorized Signatory of The Boeing Company, a Delaware corporation, to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

Dated: ____________________

____

Notary public in and for the State of Washington, residing at

____

My appointment expires

____

EXHIBIT A

TRUE COPY OF LEASE AGREEMENT

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this "**Amendment**") is made this 8 day of June, 2012, between **FSP-RIC, LLC** ("**Landlord**"), and **THE BOEING COMPANY**, a Delaware corporation ("**Tenant**"). Landlord is authorized to insert the date of its signature in the date blank above.

RECITALS

A. Landlord, as successor to The Northwestern Mutual Life Insurance Company, and Tenant are parties to that certain Office Lease dated November 16, 2011 (the "**Lease**") pursuant to which Tenant leased certain space from Landlord in the building located at 1301 Second Avenue in Seattle, Washington.

B. The parties now wish to amend the Lease subject to and in accordance with the following terms and conditions.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1. **Tenant's Enhanced Security.** Notwithstanding anything to the contrary contained in the Lease (including any exhibits attached thereto), Tenant shall have the right to provide additional protection at the Premises for its employees, visitors, contractors, and all other persons visiting or working at the Premises. In addition, Tenant may provide such protection outside the Premises when such individuals are transiting areas in the Project outside the Premises. Tenant is solely responsible for verifying that the activities allowed hereunder are permitted under all applicable legal requirements. Such protection may include the presence at the Premises of (a) armed security personnel and/or (b) canines that have been trained to detect explosives, subject to all of the conditions contained in this Amendment. Armed personnel (which may include employees of Tenant and/or contracted personnel) may carry concealed weapons but all such personnel: (i) shall possess, carry, and use weapons in compliance with all applicable legal requirements; (ii) shall be authorized by Tenant's chief security officer to provide security services; (iii) shall have received appropriate training on weapons safety and on the appropriate use of force; and (iv) shall be identified with a security badge or marking and shall be distinguishable from building security and law enforcement personnel. Canines may be used by Tenant for inspection of suspicious articles in or near the Premises and inspection of the Premises and/or publicly accessible Common Areas in advance of certain visits by prominent persons. Canines brought onto the Project under this provision may be owned by Tenant or may be owned by a contractor of Tenant, but shall at all times be under the control of a trained handler. Tenant must provide at least forty-eight (48) hours written notice to Landlord prior to bringing any canine into the Project under this provision. All canines shall, at Landlord's option, be accompanied by an employee or representative of Landlord or its property manager when the canine is in any part of the Project other than the Premises. Landlord may notify other building tenants of this activity in advance. Tenant's contractors and employees may not carry visible

firearms without Landlord's prior written consent except that contractors and employees acting as a canine handler will be permitted to carry Boeing standard issue side arms that are not concealed. In addition, in any emergency situation that in Tenant's opinion presents an imminent security risk, Tenant's contractors and employees who are designated and trained security personnel may carry Boeing standard issue side arms that are not concealed and may bring canines onto the Project without providing forty-eight (48) hours written notice to Landlord. Tenant shall notify Landlord immediately in the event of any such access. If weapons are deployed or the canines behave aggressively or find suspicious materials, Tenant must immediately notify Landlord and must file a written incident report with Landlord the same day.

2. **Indemnity.** Tenant acknowledges and agrees that its indemnity, hold harmless and defense obligations under the Lease specifically include all costs, claims, damages, expenses and liabilities incurred by Landlord, any other tenant in the Project or any Indemnified Party arising out of the presence at the Project of such canines or armed personnel and that this indemnity is intended to make Tenant strictly liable for all such claims without any showing of fault or negligence.

3. **Release.** Landlord shall have no liability of any kind relating to Tenant's use of canines or armed security personnel at the Project. Tenant on behalf of itself and each of its employees, agents, contractors, officers, and invitees hereby releases Landlord and each Indemnified Party from any liability relating to such canines or armed personnel and waives all claims and liabilities such parties may have against Landlord and each Indemnified Party (whether under theories of strict liability, contract, tort, or otherwise) that Tenant or such other party may now or hereafter have against Landlord or any Indemnified Party related to or arising out of the presence of armed personnel or canines in or at the Project.

4. **Conflict.** The provisions of this Amendment shall apply notwithstanding any contrary rule or regulation adopted by Landlord during the Term of the Lease.

5. **Broker's Commission.** Tenant represents and warrants to Landlord that it has had no dealing with any broker or agent in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities for any other commissions or other compensation or charges claimed by any broker or agent based on dealings with Tenant.

6. **Defined Terms; Priority.** Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.

7. **No Further Amendment.** Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

8. **Confirmation.** Tenant represents and warrants to Landlord that to the best of Tenant's actual present knowledge, but without further inquiry: (a) no defenses or offsets exist

to the enforcement of the Lease by Landlord and there are no unresolved or pending disputes or claims between Landlord and Tenant with respect to the Lease or the Premises; (b) neither Tenant nor Landlord is in default in the performance of the Lease; and (c) neither Tenant nor Landlord has committed any breach of the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default or a breach by Tenant or Landlord under the Lease.

9. **Prohibited Persons and Transactions.** Landlord and Tenant each hereby repeats and confirms the representations and warranties set out in Article 33.33 of the Lease.

10. **UBTI.** Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as "rents from real property" within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the "**Code**") and the U.S. Department of Treasury Regulations promulgated thereunder (the "**Regulations**"). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any Rent shall not qualify as "rents from real property" for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (1) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all Rents as "rents from real property," and (2) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

11. **Entire Agreement; Applicable Law.** This Amendment sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. Each of the schedules or exhibits referred to herein (if any), is incorporated herein as if fully set forth in this Amendment. This Amendment may not be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto. If any of the provisions of this Amendment be found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Amendment shall nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties. This Amendment shall be governed by and construed pursuant to the laws of the state in which the Project is located.

12. **Representation.** Tenant acknowledges that it has been represented, or has had sufficient opportunity to obtain representation of counsel with respect to this Amendment. Tenant represents to Landlord that Tenant has read and understood the terms hereof and the consequences of executing this Amendment and that, except as expressly set forth herein, no representations have been made to Tenant to induce the execution of this Amendment. Tenant further waives any right it may have to require the provisions of this Amendment to be construed against the party who drafted it.

13. **Authority.** Each person signing this Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Amendment, and that this Amendment will thereby become binding upon Landlord and Tenant, respectively.

14. **Counterparts.** This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

FSP-RIC, LLC, a Delaware limited liability company

By: Fifth Street Properties, LLC,
a Delaware limited liability company,
its sole member

By: CWP Capital Management LLC,
a Delaware limited liability company,
its manager

JAG
By: ________________________
Name: Joseph A. Corrente
Title: Senior Vice President

TENANT:

THE BOEING COMPANY

By: ________________________ 5/25/12
Name: Alan S. Coleman
Title: Authorized Signatory

DWT 19528740v1 0095868-000004

LANDLORD ACKNOWLEDGMENT

State of California
County of Los Angeles)

On 6-8-2012 before me, LeAnn E. Holsapple (insert name and title of the officer)

personally appeared Joseph Corrente,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature] (Seal)

LEANN ERIN HOLSAPPLE
Commission # 1938393
Notary Public - California
Los Angeles County
My Comm. Expires May 24, 2015

Tenant Acknowledgement

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

On this 25th day of May, 2012, before me, a Notary Public in and for the State of Washington, personally appeared Alan J. Coleman *[name]*, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Authorized Signatory *[title]* of THE BOEING COMPANY to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[signature]

NOTARY PUBLIC in and for the State of Washington, residing at Renton
My appointment expires Sept. 2, 2012
Print Name Denise R. Stark Wagner

Redacted

OFFICE LEASE

between

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (Landlord)

and

THE BOEING COMPANY (Tenant)

1301 Second Avenue
Seattle, Washington

IRE 334246

TABLE OF CONTENTS

Exhibits

IRE 334246

OFFICE LEASE

THIS OFFICE LEASE ("Lease") is entered into by and between Landlord and Tenant on the date set forth in the following Basic Lease Information. Landlord and Tenant hereby agree as follows:

ARTICLE 1. BASIC LEASE INFORMATION.

1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, the following terms shall have the meaning set forth below:

(a) **Lease Date:** November 16, 2011

(b) **Landlord:** The Northwestern Mutual Life Insurance Company
Type of legal entity and state of formation: a Wisconsin corporation

(c) **Landlord's Address for receipt of notice:**
The Northwestern Mutual Life Insurance Company
c/o Northwestern Investment Management Company
500 108th Avenue N.E., Suite 2020
Bellevue, WA 98004
Attn: Regional Manager
Fax: 425-451-1179

with a copy to:

Northwestern Investment Management Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Managing Director-Asset Management
Fax: 414-665-2431

(d) **Tenant:** The Boeing Company
Type of legal entity and state of formation: a Delaware corporation

(e) **Tenant's Address for receipt of notice:**
The Boeing Company
c/o CBRE
5100 Poplar Avenue, Suite 1000
Memphis, TN 38137
Attn: Lease Administration
Fax: (901) 620-3211 (Specify "Boeing" on the cover sheet or first page)

Remit to Address for Checks ONLY (Via US Mail):
Boeing Shared Services Group
P.O. Box 842289
Dallas, TX 75284-2289

It is specifically understood and agreed that all service of process may be served upon the registered agent maintained by Tenant in the State of Washington pursuant to Washington law, and if no such registered agent is required or maintained, service of process may be made upon Tenant at the Premises in accordance with Washington law.

(f) **Land:** The parcel of land located at the Building Address upon which the Building is situated. The land is legally described on Exhibit A.

(g) **Project:** Two (2) commercial condominium units known as the Office Unit and the Garage Unit, which are part of the commercial condominium created and governed by the terms of that certain Condominium Declaration for Washington Mutual – Seattle Art Museum Project recorded in the real property records of King County, Washington under Recorder's

No. 20060329000201 (the "Declaration"). The Project is part of the building located at 1301 Second Avenue, Seattle, King County, Washington (the "Building") which is situated on the Land.

(h) **Building:** As defined above.

(i) **Building Address:** 1301 Second Avenue, Seattle, Washington

(j) **Premises/Demised Premises:** Floors 41 and 42 and Suite 1700 on the 17th Floor of the Building, as further shown on Exhibit B to this Lease.

(k) **Rentable Area of the Premises:** 45,048 rentable square feet, which Landlord and Tenant hereby conclusively agree shall be the Rentable Area of the Premises for all purposes of this Lease.

(l) **Term:** Ten (10) years, beginning on the Commencement Date and ending on the Expiration Date, as the same may be extended pursuant to Article 32 of this Lease.

(m) **Commencement Date:** March 1, 2012.

(n) **Expiration Date:** February 28, 2022.

(o) **Security Deposit:** None

(p) **Monthly Base Rent:** See Article 4.1.

(q) **Additional Rent:** Any amounts that this Lease requires Tenant to pay in addition to Monthly Base Rent.

(r) **Rent:** Collectively, the Monthly Base Rent and Additional Rent

(s) **Tenant's Proportionate Share:** Five and Seventeen Hundredths Percent (5.17 %), which is the ratio of the Rentable Area of the Premises (45,048) square feet) to the rentable square footage of the Office Unit (872,026 square feet).

(t) **Parking Spaces:** Initially, 24 unreserved parking stalls. For any expansion of the Premises pursuant to Article 31, Tenant shall have the right to an additional unreserved parking stall for each 1,900 square feet of Rentable Area added to the Premises. Tenant shall have the right to designate up to 23 parking stalls of the 24 parking stalls as reserved parking, which reserved parking shall, except as set forth below, be located on Level P-6 of the Garage as shown on Exhibit B-1. The Parking Charge for reserved stalls shall be 225% of the Parking Charge for unreserved parking stalls. Tenant shall be allowed to use a portion of its parking stalls for a designated and reserved area of mutually agreed size and location, to hold at least four (4) vehicles, on Level P-1 of the Garage. On or before February 14, 2012, Tenant shall notify Landlord in writing which of the stalls in hatched Areas A, B or C as shown on Exhibit B-1 Tenant designates. In the event Tenant fails to notify Landlord in writing by February 14, 2012, then the stalls in hatched Area A on Exhibit B-1 shall be the designated stalls. Based upon the total vehicle capacity of this special loading area, Tenant shall pay the "reserved" Parking Charge for all available stalls in the special loading area. Subject to the terms and conditions of this Lease, this special loading area will be available to Tenant on a 24x7x365 basis. See Article 27 for additional terms and conditions.

(u) **Parking Charge:** Market rates, subject to the Rules and Regulations. As of the Lease Date the market rate for unreserved parking is $305 per month.

(v) **Landlord's Broker:** CBRE, Inc.

(w) **Tenant's Broker:** CBRE, Inc.

(x) **Use:** The permitted use of the Premises is general, administrative and executive office purposes, and any other legally permitted use in keeping with the character of comparable Class A office buildings located in downtown Seattle.

(y) **Guarantor:** None.

If any other provision of this Lease conflicts with that which is set forth in this Article 1.1, such other provision will prevail.

1.2 Exhibits. The following exhibits are attached to this Lease and are made part hereof:

Exhibit A Legal Description of the Land
Exhibit B Layout of the Premises
Exhibit C Work Letter
Exhibit D Commencement Date Certificate
Exhibit E Rules and Regulations
Exhibit F Intentionally Omitted
Exhibit G Tenant Estoppel Certificate
Exhibit H Intentionally Omitted
Exhibit I Green Addendum
Exhibit J Subordination, Non-Disturbance and Attornment Agreement

ARTICLE 2. AGREEMENT.

Landlord is the owner of the Project which is part of the Building. Landlord shall fully perform its obligations and enforce its rights under the Declaration for the benefit of Tenant hereunder. If any obligation of Landlord under this Lease is the obligation of the owners association formed under the Declaration (the "Association"), Landlord shall cause the Association to perform such obligation, including without limitation by voting in a manner consistent with the performance of such obligation by the Association, but in no event shall Landlord be required to vote or exercise its rights under the Declaration in a commercially unreasonable manner.

Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, pursuant to the terms and conditions of this Lease. The duration of this Lease shall be the Term, as the same may be extended pursuant to Article 32 hereof. The Term shall commence on the Commencement Date and shall expire on the Expiration Date, except as may be otherwise set forth in this Lease.

Landlord grants to Tenant the rights under this Lease to use, in common with Landlord and other tenants and occupants of the Building and their respective employees and invitees and all others to whom Landlord has or may hereafter grant rights to use the same, the Common Areas (as defined in Article 12 below), including the public walkways and public passageways of the Project, the Building lobby (but not for advertising or promotional purposes), entrances, stairs and elevators and, if the Premises include less than an entire floor of the Building, the common lobbies, hallways and toilets and other common facilities of such floor. No easement, license or other right to light, air or view is created by this Lease.

Except as otherwise provided in this Lease, Tenant shall have access to the Premises, the Common Areas, including all areas referred to in the preceding paragraph (but not including the 17th Floor outside of business hours [defined below in Article 13.2(c)] except the portion of the 17th Floor necessary to access Tenant's Premises located on the 17th Floor) and the Garage 24 hours per day, seven days per week, 365/366 days per year.

ARTICLE 3. DELIVERY OF PREMISES.

3.1 Delivery of Possession. Tenant shall construct or install in the Premises all improvements to be constructed or installed by Tenant according to the Work Letter attached to this Lease as Exhibit C (such improvements described herein and in the Work Letter as the "TI

Work"). The TI Work shall be deemed Substantially Complete, as such term is defined in the Work Letter, when the TI Work is completed except for Punch List items, as such term is defined in the Work Letter. Tenant shall execute the Commencement Date Certificate attached to this Lease as Exhibit D within thirty (30) days of Landlord's request provided Substantial Completion has been achieved.

Tenant acknowledges that, except for the express representations or warranties of Landlord contained in this Lease, neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and the Work Letter. Except as set forth elsewhere in this Lease and subject to latent defects, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were in satisfactory condition at such time, subject to Punch List items.

3.2 Early Entry. Tenant shall have the right to enter the Premises prior to the Commencement Date for the purpose of constructing and installing the TI Work and fixtures, furniture, equipment and telephone systems and for any other purpose permitted by Landlord. Such entry prior to the Commencement Date shall be at Tenant's sole risk and subject to all the terms and provisions of this Lease, including, but not limited to, the terms and provisions of Article 6.2 and Article 15 below, as though the Commencement Date had occurred, except for the payment of Rent. All rights of Tenant under this Article 3.2 shall be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local, rules and regulations ("Laws"). Landlord has the right to impose additional conditions on Tenant's vendor's early entry that Landlord, in its reasonable discretion, deems appropriate, including without limitation, an indemnification of Landlord and proof of insurance, and Landlord shall further have the right to require that Tenant's vendors execute an early entry agreement containing such conditions prior to Tenant's early entry.

ARTICLE 4. MONTHLY BASE RENT.

4.1 Monthly Base Rent. Throughout the Term Tenant shall pay Monthly Base Rent to Landlord in the amount and for the time periods described as follows:

Period	Annual Base Rent	Monthly Base Rent
Months 1 to 2		
Months 3 to 12		
Months 13 to 24		
Months 25 to 36		
Months 37 to 48		
Months 49 to 60		
Months 61 to 72		
Months 73 to 84		
Months 85 to 96		
Months 97 to 108		
Months 109 to 120		

Monthly Base Rent shall be paid in advance on or before the first day of each calendar month of the Term, and shall be accompanied by any applicable rent, sales, use or other tax which is based on the amount and/or payment of Rent payable pursuant to this Lease. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Base Rent for such calendar month will be appropriately prorated based on the actual number of days of the Term in such calendar month and the actual number of calendar days in such calendar month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Base Rent for such month will be paid on or before the first day of the Term. Monthly Base Rent shall be paid to Landlord, without written notice or demand and without deduction or offset, as an independent covenant of Tenant, in lawful money of the United States of America at Landlord's address set forth in Article 1.1 herein or to such other address as Landlord may from time to time designate in writing.

All Rent shall be payable by Tenant to Landlord at the office of Landlord or at such other place as Landlord may designate from time to time, in lawful money of the United States of America, without offset, abatement, counterclaim or deduction, except as specifically set forth

herein. All Rent shall be paid by either good and sufficient check or a wire transfer of immediately available funds to Landlord's account, which account information will be given to Tenant at Landlord's option. At Landlord's further option, all Rent shall be paid directly to Landlord by electronic transfer of funds using the Automated Clearing House System.

If Tenant fails to pay any Rent within five (5) days of when due, the unpaid amounts after the first late payment in any twelve (12) month period will be subject to a late payment charge equal to the greater of (i) five percent (5%) of the unpaid amounts or (ii) Two Hundred Fifty Dollars ($250.00). This late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant's failure, and has been agreed upon by Landlord and Tenant as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of Tenant's failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will be paid to Landlord together with such unpaid amounts and interest pursuant to Article 33.31, below. The payment of this late payment charge will not constitute a waiver by Landlord of any Event of Default by Tenant under this Lease. Any payments of any kind returned for insufficient funds will be subject to an additional charge of Sixty Dollars ($60.00).

ARTICLE 5. OPERATING EXPENSES.

5.1 Operating Expenses.

(a) In addition to Monthly Base Rent, beginning on the Commencement Date, Tenant shall pay Tenant's Proportionate Share of the Operating Expenses of the Project. If Operating Expenses are calculated for a partial calendar year, an appropriate proration shall be made.

(b) As used in this Lease, the term "Operating Expenses" means:

(1) All costs, except for Real Estate Taxes (defined in Article 5.6, below), of management, operation, and maintenance of the Project, , including, without limitation, wages, salaries and compensation of employees; costs of consulting, accounting, legal, janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the Project and determined at a rate consistent with prevailing market rates for comparable services and projects); that part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage, operate, and maintain the Project; electricity, water, waste disposal, and other utilities costs; materials and supplies costs; costs for the purchase, installation and maintenance of artwork in the Common Areas; costs of maintenance and repairs; costs of capital replacements (as opposed to capital improvements); costs of insurance obtained with respect to the Project; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and/or operating expenses; and

(2) The cost of capital improvement(s) (including the cost of rental of equipment in lieu of a purchase, but not to exceed the straight line amortization of said equipment), amortized on a straight-line basis over the reasonable useful life thereof, as determined by Landlord, which capital improvement is made (i) for the purpose of reducing actual Operating Expenses, or (ii) for the purpose of complying with Laws now or hereafter applicable to the Premises or the Project, or any part thereof, after the Commencement Date, or (iii) for the general benefit or convenience of all tenants of the Project.

(c) The Operating Expenses will not include:

a. all costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", as distinguished from the costs of Building/Project operations, including, but not limited to, costs of partnership, accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord's interest in the Building/Project, costs of any disputes between Landlord and its employees, costs of disputes of Landlord with Building/Project management, or costs paid in connection with disputes with Tenant or any other tenants if chargeable to a particular tenant;

b. all costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to Tenant's Premises or to the premises of any other tenant or occupant of the Building/Project;

c. any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the tenant improvement work or alterations described in clause (b) above;

d. costs incurred by Landlord in connection with the correction of structural defects in construction and the discharge of Landlord's obligations under the work letter attached to any lease;

e. any costs of any services sold or provided to tenants or other occupants for which Landlord or managing agent is reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent (and escalations thereof);

f. depreciation and amortization of the Building/Project;

g. payments in respect to overhead or profit to subsidiaries or affiliates of Landlord for management or other services in or to the Building/Project, or for supplies or other materials, but only to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had comparable services, supplies or materials been provided by parties unaffiliated with Landlord on a competitive basis;

h. interest on debt or amortization payments on any mortgages or deeds of trust or any other debt service or instrument encumbering the Building/Project;

i. Landlord's or Landlord's managing agent's general corporate overhead;

j. wages, salaries and other compensation paid to any executive employee of Landlord;

k. costs, but not including taxes, incurred in owning, operating, maintaining and repairing any underground or above ground parking garage and/or any other parking facilities associated with the Building/Project, including any expenses for parking equipment, tickets, supplies, signage/signs, claims insurance, cleaning, resurfacing, restriping, management fees and costs, structural maintenance, insurance of any form, and the wages, salaries, employee benefits and taxes for personnel working in connection with any such parking facilities;

l. the cost of repairs or other work incurred by reason of fire, windstorm or other casualty (except that deductibles pursuant to any insurance shall be included as Operating Expenses) or by the exercise of eminent domain to the extent that Landlord is compensated therefor through proceeds of insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under the provisions of this Lease;

m. expenses incurred by Landlord with respect to space located in another Building/Project of any kind or nature in connection with the leasing of space in the Building/Project;

n. costs of repair or replacement for any item covered by a warranty if such cost is actually paid to Landlord;

o. any fines, costs, penalties or interest resulting from the gross negligence, willful misconduct or violation of Environmental Laws (as defined in Article 9(i) below) of or by the Landlord or its agents, contractors or employees

p. fines, penalties or legal fees incurred due to violation or breach by Landlord, its employees, agents and/or contractors of any terms or conditions (other than by

Tenant) of this Lease or of the leases of other tenants of the Property, and/or of any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other government authority having jurisdiction over the Property that would not have been incurred but for such violation or breach by Landlord, its employees, agents, and/or contractors;

q. rental payments and any related costs pursuant to any ground lease of land underlying all or any portion of the Building/Project and Common Area;

r. any costs, fees, dues, contributions or similar expenses for political or charitable organizations;

s. any bad debt loss, rent loss, or reserves for bad debt or rent loss;

(d) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances with respect to the Operating Expenses.

5.2 **Estimated Payments for Operating Expenses.** During each calendar year or partial calendar year in the Term beginning as of the Commencement Date, in addition to Monthly Base Rent, Tenant shall pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's Proportionate Share multiplied by the Estimated Operating Expenses, defined below, for such calendar year. Estimated Operating Expenses for any calendar year means Landlord's reasonable estimate of Operating Expenses for such calendar year and will be subject to revision according to the further provisions of this Article 5.2 and Article 5.3, below. During any partial calendar year during the Term, Estimated Operating Expenses will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of the Estimated Operating Expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant shall pay to Landlord 1/12 of the product of Tenant's Proportionate Share multiplied by the Estimated Operating Expenses for such calendar year; however, if such written notice is not given in December, Tenant shall continue to make monthly payments on the basis of the prior year's Estimated Operating Expenses until the month after such written notice is given, at which time Tenant shall commence making monthly payments based upon the revised Estimated Operating Expenses. In the month Tenant first makes a payment based upon the revised Estimated Operating Expenses, Tenant shall pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised Estimated Operating Expenses and the amount payable based upon the prior year's Estimated Operating Expenses. If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for any calendar year will vary from the Estimated Operating Expenses for such calendar year, Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised Estimated Operating Expenses.

5.3 **Annual Settlement of Operating Expenses.** Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon after such one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of amounts payable under Article 5.1, above, for such calendar year prepared and certified by Landlord or its agents. Landlord's annual statement of actual Operating Expenses shall be accompanied by reasonable back up of group categories providing the general details of expenses charged to Tenant, and Landlord shall provide any additional documentation reasonably requested by Tenant in order for Tenant or Tenant's authorized representative to conduct its preliminary review of actual Operating Expenses billed, including, but not limited to, real property tax and insurance allocation detail, gross-up calculations, and any permitted capital expense amortization schedules. Such certified statement shall be final and binding upon Tenant unless Tenant objects to it in writing to Landlord within 180 days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess shall be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and there is no Event of Default at the end, Landlord shall refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant shall pay the deficiency to Landlord within sixty (60) days after the delivery of such statement. Provided no Event of Default exists under this Lease, Tenant shall have 180 days after receipt of the statement to have an independent certified public accountant acceptable to

Landlord in all respects, complete an audit of Landlord's books and records on Operating Expenses, during normal business hours upon reasonable advance written notice at Landlord's local office. Tenant shall deliver to Landlord a copy of the results of such audit within thirty (30) days of receipt by Tenant. Tenant shall pay all costs and expenses of such audit; provided, however, that, if the result of such audit establishes that Landlord must either credit or reimburse Tenant more than five percent (5%) of the estimated payments made by Tenant, Landlord shall reimburse Tenant for the costs and expenses of such audit, either by credit against the next payment of Rent or refund as set forth above. In no event shall the reimbursement for the costs of such audit exceed $2,500.00.

5.4 **Final Proration of Operating Expenses.** If the Term ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends shall be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant's obligation to pay any increase, or Landlord's obligation to refund any overage, shall survive the expiration or other termination of this Lease.

5.5 **Occupancy Variance.** Operating Expenses which vary directly with occupancy and are attributable to any part of the Term in which less than ninety-five percent (95%) of the rentable area of the Office Unit is occupied by tenants shall be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if ninety-five percent (95%) of the rentable area of the Office Unit had been occupied.

5.6 **Real Estate Taxes.**

(a) In addition to Monthly Base Rent, beginning on the Commencement Date, Tenant shall pay Tenant's Proportionate Share of the Real Estate Taxes of the Project. If Real Estate Taxes are calculated for a partial calendar year, an appropriate proration shall be made with respect to those Real Estate Taxes that accrued during the Term, as it may be extended.

(b) As used in this Lease, the term "Real Estate Taxes" means all real estate taxes, personal property taxes and special assessments (and water and sewer use charges, transit, transportation or carpool charges, fire protection charges and any other taxes, fees or charges which may be levied in whole or in part, in lieu of or in addition to real property taxes and included in the tax bill for the Project, including, but not limited to, the downtown Seattle Metropolitan Improvement District assessments), which may be levied or assessed by any lawful authority against the land, buildings and other improvements from time to time comprising the Project (including, but not limited to, the Office Unit and the Garage Unit) and any reasonable costs and expenses incurred by Landlord in any effort to protest or minimize real estate taxes or special assessments, including, but not limited to, reasonable attorneys' fees, appraiser fees and expert fees.

5.7 **Estimated Payments of Real Estate Taxes.** During each calendar year or partial calendar year in the Term beginning as of the Commencement Date, in addition to Monthly Base Rent, Tenant shall pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's Proportionate Share multiplied by the Estimated Real Estate Taxes, defined below, for such calendar year. The Estimated Real Estate Taxes for any calendar year means Landlord's reasonable estimate of Real Estate Taxes for such calendar year and will be subject to revisions according to the further provisions of this Article 5.7 and Article 5.8, below. During any partial calendar year during the Term, estimated Real Estate Taxes will be estimated on a full year basis. During each December during the Term, or soon after each December as practicable, Landlord will give Tenant written notice of Estimated Real Estate Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant shall pay Landlord 1/12 of the product of Tenant's Proportionate Share multiplied by the Estimated Real Estate Taxes for such calendar year; however, if such written notice is not given in December, Tenant shall continue to make monthly payments on the basis of the prior year's Estimated Real Estate Taxes until the month after such written notice is given, at which time, Tenant shall commence making monthly payments based upon a revised Estimated Real Estate Taxes. In the month Tenant first makes a payment based upon a revised Estimated Real Estate Taxes, Tenant shall pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised Estimated Real Estate Taxes and the amount payable based upon the prior year's Estimated Real Estate Taxes. If at any time or times it reasonably appears to Landlord that the actual Real Estate Taxes for any calendar year will vary from the Estimated Real Estate Taxes for such calendar

year, Landlord may, by written notice to Tenant, revise the Estimated Real Estate Taxes for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon the revised Estimated Real Estate Taxes.

5.8 Final Proration of Real Estate Taxes. If the Term ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Real Estate Taxes payable by Tenant applicable to the calendar year in which this Lease ends shall be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant's obligation to pay any increase, or Landlord's obligation to refund any overage, shall survive the expiration or other termination of this Lease.

5.9 Other Taxes.

(a) Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than as set forth in Article 5.9(b) below), whether or not now customary or within the contemplation of Landlord and Tenant to the extent that such taxes accrued during the Lease Term:

(1) upon or measured by rent, including without limitation, any gross revenue tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent; and

(2) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

(3) upon a reassessment of the Project or Building by a taxing authority having jurisdiction over the same, subject to the limitations, if any, set out in this Lease.

(b) Tenant will not be obligated to pay any inheritance tax, gift tax, franchise tax, federal income tax (based on net income), profit tax, or capital levy imposed upon Landlord; provided, however, that Tenant shall pay any tax or excise on Rent or other amounts payable by Tenant to Landlord levied or assessed against Landlord on account of Rent.

(c) Tenant shall pay promptly when due all taxes, charges or other governmental impositions assessed against, levied upon or otherwise imposed upon or with respect to Tenant's fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any improvements made by Tenant to the Premises under or pursuant to the provisions of this Lease. If any of such taxes are levied or assessed against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such property of Tenant, and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increased in the assessment. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered into in connection herewith.

5.10 Additional Rent. Amounts payable by Tenant pursuant to this Article 5 shall be payable as Additional Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord shall have all the rights and remedies available to it under this Lease and/or applicable law.

ARTICLE 6. INSURANCE.

6.1 Landlord's Insurance. At all times during the Term, Landlord shall procure and keep in full force and effect the following insurance:

(a) All-Risk property insurance insuring the Building and all improvements therein (except for those improvements described in 6.2 (a), its equipment and common area furnishings, all in such amounts and with deductibles that are not greater than deductible levels maintained by other similar institutional investors;

(b) Commercial General Liability insurance with coverage for death and bodily injury, property damage or destruction (including loss of use), product and completed

operations liability, contractual liability, fire legal liability, personal injury liability and advertising injury liability; and

(c) Such other insurance as Landlord reasonably determines from time to time.

6.2 Tenant's Insurance. Tenant shall, at its sole cost and expense, keep in full force and effect the following insurance:

(a) All-Risk property insurance on Tenant's Property for the full replacement value. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause. "Tenant's Property" is defined to be personal property of Tenant located in or on the Premises, Common Areas or Building and those tenant improvements or alterations to the Premises which do not become Landlord's property upon installation pursuant to the terms of this Lease or were made by Tenant and of which Landlord did not have notice, excluding that which may be insured by Landlord's All-Risk property insurance as set forth in Article 6.1(a) above. Notwithstanding the foregoing, so long as Tenant is The Boeing Company or its permitted transferees under Article 10.6, the Tenant shall not be required to carry all-risk property insurance on Tenant's Property;

(b) Commercial General Liability insurance insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Tenant pursuant to the Lease. Such insurance shall be in the amount of at least $3,000,000 per occurrence (which amount may be changed by Landlord at any time during the Term, including any Renewal Term, provided that the amount of such insurance shall not be increased to more than Seven Million Dollars ($7,000,000)). Such policy shall name Landlord, Landlord's wholly-owned subsidiaries, affiliates and agents and any mortgagees of Landlord as additional insureds to the extent of Tenant's undertakings set out in Article 22.1 of this Lease;

(c) Worker's Compensation and Employer's Liability insurance as required by state law;

(d) Business Automobile Liability Insurance in the amount of $1,000,000 combined single limit; and

(e) Any other form or forms of insurance or increased amounts of insurance as Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant of Tenant's financial standing would protect itself, taking into account Tenant's enterprise-wide risk management strategy and policy.

All such policies shall be written in a form and with an insurance company reasonably satisfactory to Landlord and any mortgagees of Landlord, and shall provide that Landlord, and any mortgagees of Landlord, shall receive not less than thirty (30) days prior written notice of any cancellation, but any insurer that is included within Tenant's enterprise-wide insurance program shall be deemed to be reasonably acceptable to Landlord for as long as Tenant is The Boeing Company. Prior to or at the time that Tenant takes possession of the Premises, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

6.3 Forms of Policies. All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced below the limits set forth herein except after thirty (30) days' prior written notice to Landlord. All Commercial General Liability and All-Risk property policies maintained by Tenant shall be written as primary policies with respect to the risks to be insured by Tenant, not contributing with and not supplemental to the coverage that Landlord may carry.

6.4 Waiver of Claims and Waiver of Subrogation. Landlord and Tenant each hereby release the other from, and waive, their entire claim of recovery for loss of or damage to property arising out of or incident to fire, lightning or any other perils normally included in an "all risk" property insurance policy when such property constitutes the Premises or the Building or is in, on or about the Premises, Building or Project, whether or not such loss or damage is due to

the negligence of Landlord or Tenant or their respective agents, employees, guests, licensees, invitees or contractors. Each of Landlord and Tenant shall cause its insurance carriers to waive all rights of subrogation against the other party hereto to the extent of Landlord's or Tenant's undertakings set forth in this Section 6.4.

6.5 **Adequacy of Coverage.** Landlord, its agent and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6, are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

6.6 **Certain Insurance Risks.** Tenant shall not do nor permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project or fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project unless Tenant pays for the increased premium; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises, but the foregoing is not intended to prohibit Tenant from using the Premises for Tenant's intended purposes. Landlord warrants and represents that similar restrictions are binding upon and are enforced against all other occupants and tenants of the Building.

ARTICLE 7. USE.

The Premises shall be used only for the purposes designated in Article 1.1(x) and purposes incidental thereto and for no other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant shall use the Premises in a careful, safe, and proper manner. Tenant shall not use or permit the Premises to be used or occupied for any purpose or in any manner that would (i) violate the certificate of occupancy in effect on the date hereof for the Premises or the Project or any part hereof, (ii) be prohibited by any applicable laws, (iii) interfere with or impair the Project's systems and equipment, or (iv) be for the use or purposes of demonstrations or picketing or for any improper, immoral, unlawful, pornographic, sexually explicit, or objectionable use or purpose. Tenant shall not cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant shall conduct its business and control its employees, and agents in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the Project or Landlord in its operation of the Project. Landlord warrants and represents that similar restrictions are binding upon and are enforced against all other occupants and tenants of the Building.

ARTICLE 8. COMPLIANCE WITH LAWS AND THE DECLARATION.

Except as otherwise specifically set forth in this Lease, Tenant, at its sole cost and expense, shall at all times comply with all Laws (including, without limitation, the ADA (as hereinafter defined)), statutes, ordinances, and governmental rules and regulations, including, without limitation, the requirements of any board of fire underwriters or other similar body, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, and with the provisions of the Declaration and all other recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises, or improvements or alterations made by or for the Tenant.

Landlord represents and warrants to Tenant that, to Landlord's knowledge, on the Lease Date, the Premises are in compliance with the Declaration. Landlord further warrants and represents that, to Landlord's knowledge, as of the Lease Date all equipment and systems serving the Premises, the Building, and/or the Project are in good working order and have been maintained, inspected, renewed and/or replaced in accordance with manufacturer's directions and/or best industry practice. In addition, Landlord represents and warrants to Tenant that, to Landlord's knowledge, as of the Lease Date Landlord has not received any uncured written notice of, nor is Landlord aware of, the Premises being in violation of any Laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, and occupancy of the Premises for the purposes allowed by this Lease including, without limitation, the certificate of occupancy for the Building, Environmental Laws (as defined in Article 9), the ADA and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any similar body having jurisdiction over the Premises and the

Building. For purposes of this Article 8 and Articles 9 and 33.33 below, Landlord's knowledge is limited to the actual knowledge of Richard Dooley, Director – Asset Management, of Northwestern Mutual Real Estate Investments, LLC, an affiliate of Landlord, which knowledge includes his inquiry of Dan Novack as General Manager of Unico Properties, LLC, the property manager for Landlord. Landlord agrees that, to the extent any of the foregoing representations are untrue, (a) the costs to comply with the Declaration as of the Lease Date, (b) the costs to bring equipment and systems serving the Premises, the Building and/or the Project to good working order, and (c) the costs to bring the Premises in compliance with Laws, ordinances, orders, rules, regulations and other governmental requirements as of the Lease Date relating to the use, condition, and occupancy of the Premises for the purposes allowed by this Lease, will not be part of Operating Expenses for purposes of Article 5.

ARTICLE 9. HAZARDOUS SUBSTANCES.

Tenant represents and warrants to Landlord and agrees that, at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

(i) promptly comply at Tenant's sole cost and expense, with all applicable laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the "Environmental Activity") of hazardous substances in or about the Premises (each, an "Environmental Law", and all of them, "Environmental Laws").

(ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys' fees incurred by Landlord as a result and to the extent of (a) Tenant's failure or delay in properly complying with any Environmental Law, or (b) any adverse effect which results from the Environmental Activity, whether of Tenant or Tenant's subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant's consent, which has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. Any hazardous substance or contamination located on, in, under or around the Land, Project, Building or Premises existing or arising prior to Tenant's use and occupation of the Premises shall not be the responsibility of Tenant, Tenant's subtenants, or any of their respective agents, employees, contractors or invitees and are excluded from this indemnity obligation. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

(iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a "Communication") relating to any Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

(iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Environmental Law, Tenant shall immediately notify Landlord. Except in the event of an emergency where such prior notice is not possible, in which case Tenant shall perform the necessary remediation to abate such emergency condition, Landlord shall perform the

necessary remediation and Tenant shall reimburse Landlord for all costs thereby incurred within thirty (30) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs), to the extent such remediation is required by Environmental Law and the costs result from the Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractor or invitees. In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation required by Environmental Law in accordance with a detailed plan of remediation which shall have been reasonably approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

(v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity with prior notice to Tenant in accordance with Article 21.1, except in the event of an emergency.

Landlord represents and warrants that, to the actual, and not imputed, knowledge of Landlord without any duty of inquiry, except as disclosed to Tenant in writing, no Hazardous Substance has been released, discharged or disposed of on, under or about the Premises or the Project by any entity or person or from any source whatsoever.

The term "hazardous substances" as used in the Lease, is defined as follows: any element, compound, mixture, solution, particle, material or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

Compliance by Tenant with any provision of this Article 9 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord's consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

ARTICLE 10. ASSIGNMENT AND SUBLETTING.

10.1 **General.** Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that it shall not assign, mortgage or encumber this Lease nor sublease nor permit the Premises or any part of the Premises to be used or occupied by others without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld; provided that Landlord may withhold its consent if there is any existing Event of Default beyond any notice or cure period under this Lease or Landlord has given notice to Tenant of any nonperformance by Tenant under this Lease which, with notice or the passage of time or both, would constitute an Event of Default under this Lease. Any assignment or sublease in violation of this Article 10 will be voidable, at Landlord's election. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after any Event of Default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection shall be deemed (a) a waiver of the provisions of this Article 10; (b) the acceptance of the assignee, subtenant or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease including, without limitation, the covenant to pay Rent. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No assignment or subletting shall relieve Tenant from its obligations hereunder, and Tenant shall continue to be liable as a principal, and not as a guarantor or surety, to the same extent as though no assignment or sublease has been made. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without

Landlord's prior written consent in each instance. As a condition to its consent required by this Article 10, Landlord may require Tenant, at the sole cost and expense of Tenant, to make such alterations to the Premises and reimburse Landlord for alterations to the Project that may be necessary in order to comply with the ADA requirements caused by the use, occupancy, or alteration of the Premises for subtenant or assignee.

10.2 Intentionally Omitted.

10.3 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant shall submit in writing to Landlord at least twenty (20) days prior to the effective date of the proposed assignment or sublease (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (e) the proposed form of assignment or sublease for Landlord's reasonable approval, which approval may include requiring Tenant and the assignee or subtenant, as the case may be, including additional terms and conditions in said form of assignment or sublease, and (f) any other information which Landlord may reasonably deem relevant.

10.4 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord shall have the right to require Tenant to pay to Landlord the total amount of (a) any rent or other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; (b) any other profit or gain (after deducting any necessary expenses incurred and not including any consideration received by Tenant for the sale of Tenant's Property) realized by Tenant from any such sublease or assignment; and (c) Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of Monthly Base Rent is due.

10.5 Transfer of Interests in Tenant . The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease, or a majority of the total interest in any partnership or limited liability company tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord's consent in each instance. For purposes of this Article 10, the transfer of outstanding capital stock of any corporate tenant will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, effected through the "over-the-counter market" or through any recognized stock exchange.

10.6 Permitted Transfer. Notwithstanding anything to the contrary contained in this Article 10, Landlord's consent shall not be required for an assignment or other transfer of Tenant's interest under this Lease or a sublease of the entire Premises to an affiliate of Tenant provided that (i) Tenant shall notify Landlord in writing of the proposed transaction and the identity of the proposed assignee or sublessee, (ii) at the time of such proposed assignment, transfer or sublease, there shall be no Event of Default under this Lease, (iii) any proposed assignee or transferee shall agree in a writing reasonably acceptable to Landlord that it will assume and be bound by the terms of this Lease, (iv) there shall be no change in use of the Premises beyond that contemplated in Article 1.1(x) without Landlord's written approval, (v) any proposed assignee or transferee shall have a net worth acceptable to Landlord, and (vi) Tenant agrees to make such alterations to the Premises and the Project that may be necessary in order to comply with the ADA as it applies to the use, occupancy, or alteration of the Premises by the assignee or subtenant. As used herein, an "affiliate" shall mean an entity which directly or indirectly controls or is controlled by or is under common control with Tenant. "Controls", "controlled by" or "under common control" means with regard to a corporation ownership of at least fifty percent (50%) of the issued and outstanding stock or with regard to a corporation and any other entity, ownership or at least fifty percent (50%) of the equity, interest, voting or other decision-making power.

10.7 Condition. It is an express condition of any permitted assignment or sublease that there shall be no Event of Default under this Lease at the time Tenant provides Landlord its request for written consent to such assignment or sublease.

10.8 **Remedies.** If Tenant believes that Landlord has unreasonably withheld its consent pursuant to this Article 10, Tenant's sole remedy will be to seek arbitration or a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction of Landlord's agreement to give its consent; however, Tenant may recover damages if a court of competent jurisdiction determines that Landlord has acted arbitrarily and capriciously in evaluating the proposed assignee's or subtenant's creditworthiness, identity, and business character and the proposed use and lawfulness of the use.

10.9 **Effect on Options.** Any renewal, expansion, right of opportunity or similar option(s) granted to Tenant in this Lease or in any amendments to this Lease, to the extent that such option(s) have not been exercised, shall terminate and be voided in the event this Lease is assigned or any part of the Premises are sublet, or Tenant's interest in the Premises are otherwise transferred, unless otherwise agreed to by Landlord, except that a transfer described in Section 10.6 shall not cause any such options to be terminated or voided.

ARTICLE 11. RULES AND REGULATIONS.

Tenant and its employees, agents, licensees, and visitors shall at all times observe faithfully, and comply with, the Rules and Regulations set forth in Exhibit E. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the Building, and the Project, and the comfort, quiet, and convenience of occupants of the Project. Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days' prior written notice to Tenant from Landlord. In the event of any breach of any of the Rules or Regulations or any amendments or additions thereto, Landlord shall have all remedies that this Lease provides for an Event of Default by Tenant, and shall in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. Landlord shall not be liable to Tenant for violation of such Rules and Regulations by any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern. Rules and Regulations shall be applied by Landlord in a non-discriminatory manner.

ARTICLE 12. COMMON AREAS.

As used in this Lease, the term "Common Areas" means, without limitation, the parking area or parking facility, hallways, entryways, stairs, elevators, driveways, sidewalks, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and their guests, invitees, employees, licensees, or visitors. Without advance written notice to Tenant, except with respect to matters covered by Article 12(a) below, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under Article 12(a), below, in such a manner as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

(a) Close off any of the Common Areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas;

(b) Temporarily close any of the Common Areas for maintenance, alteration, or improvement purposes; and

(c) Change the size, use, shape, or nature of any such Common Areas, including expanding the Building or other Buildings to cover a portion of the Common Areas, converting Common Areas to a portion of the Building or other Buildings, altering the Common Areas in order to comply with the ADA, or converting any portion of the Building (excluding the Premises) or other Buildings to Common Areas.

ARTICLE 13. LANDLORD'S SERVICES.

13.1 **Landlord's Repair and Maintenance.** Subject to Article 5 above, Landlord shall maintain the Common Areas of the Project, including (a) lobbies, (b) stairs, (c) elevators,

(d) corridors and restrooms, (e) the windows in the Building, (f) the existing mechanical, plumbing and electrical equipment serving the Building and the Premises (except to the extent Tenant has altered any of the mechanical, plumbing and electrical equipment serving the Premises), and (g) the structural elements of the Building in reasonably good order and condition in accordance with standards customary for Class A buildings in the Building's immediate area in downtown Seattle.

13.2 Landlord's Other Services.

(a) Subject to Article 5 above, Landlord shall furnish the Premises with the following services: (1) electricity for lighting, including overhead lighting, and the operation of low-wattage office machines (such as desktop computers and calculators) not to exceed four (4) watts per rentable square foot during business hours (as that term is defined below), although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; provided that such proportion shall include not less than four (4) watts per rentable square foot; (2) heat and air conditioning reasonably required for the comfortable occupation of the Premises during business hours; (3) access and elevator service; (4) hot and cold water for public and private lavatory, drinking and office cleaning use; (5) lighting replacement during business hours (for Building standard 2x4 lights, but not for any special Tenant lights, which will be replaced at Tenant's sole cost and expense); (6) restroom supplies; (7) window washing with reasonable frequency, as determined by Landlord; (8) cleaning service five (5) days per week in accordance with standards customary for Class A buildings in the Building's immediate area in downtown Seattle; and (9) courtesy patrols for the Project in accordance with standards customary for Class A buildings in the Building's immediate area in downtown Seattle. Landlord may, but will not be obligated to, provide any such services on holidays.

(b) Tenant will have the right to purchase for use during business hours and non-business hours the services described in Article 13.2(a)(1) and (2), above, in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of Monthly Base Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

(c) The term "business hours" means 7:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturday, except federal holidays.

13.3 Tenant's Costs. Whenever equipment or lighting (other than building standard equipment and lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building's air conditioning system, Landlord shall have the right to charge for supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications and additional service shall be paid by Tenant as Additional Rent within thirty (30) days of receipt of an invoice. Alternatively, Tenant may choose to elect to install its own supplemental HVAC system provided same does not affect other Building tenants and Tenant complies with Article 15 below. Should Tenant desire any additional service beyond that described in Article 13.2 above, Landlord may, at Landlord's option upon reasonable advance notice from Tenant to Landlord, (i) refuse to consent to such services, in which case Tenant may self-perform with Landlord's prior reasonable approval of all vendors and services, or (ii) consent to such services upon such conditions as Landlord elects (including the requirements that submeters be installed at Tenant's expense, that Tenant pay directly to the provider of such service (in the case of submetered services) or to Landlord, as Additional Rent within thirty (30) days of receipt of an invoice, Landlord's additional expenses resulting therefrom, and that Tenant pay the cost of all alterations or additions made to accommodate such excess use, including the cost of a submeter and installation of the same).

13.4 Limitation on Liability. Landlord shall not be in default under this Lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services which Landlord has agreed to supply during any period provided that Landlord uses commercially reasonable efforts to supply such services. Landlord will use commercially reasonable efforts to remedy any interruption in the furnishing of

such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order, or regulation of any governmental agency, conditions of supply and demand that make any product unavailable, Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, mandatory or prohibitive injunction issued in connection with the enforcement of the ADA, or any other event or condition beyond the control of Landlord. Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord shall have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other Common Areas. Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 13, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease. Notwithstanding the foregoing, if as a result of such interruption in service or utilities Tenant is unable to reasonably use all or any material portion of the Premises for the permitted use for three (3) consecutive business days or more, and such service or utility is within Landlord's reasonable control to restore, Tenant shall be entitled to an equitable abatement of Rent until such service or utility is restored.

ARTICLE 14. TENANT'S CARE OF THE PREMISES.

Tenant shall maintain the Premises (including, but not limited to, Tenant's equipment, personal property and trade fixtures located in the Premises) in the same condition as at the time they were delivered to Tenant (reasonable wear and tear and loss or damage due to casualty or condemnation excluded). Tenant shall immediately advise Landlord of any damage to the Premises, Building or the Project of which Tenant has actual knowledge. All damage to the Premises, Building or the Project, or the fixtures, appurtenances, and equipment located therein caused by Tenant, its agents, employees, or invitees shall be required to be repaired by Tenant, at Tenant's sole cost and expense, to at least the condition the same were in prior to such damage except to the extent of the mutual waiver of claims set out in Section 6.4.

Tenant shall (A) adopt and enforce good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, "Mold Prevention Practices"), and (B) inform the Landlord of the presence of mold and conditions that are known to Tenant and that reasonably can be expected to give rise to or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant's employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the "Mold Conditions"); and (C) immediately notify Landlord in writing if it observes, suspects, believes or knows of mold or Mold Conditions in, at or about the Premises or a surrounding area. In the event of suspected mold or Mold Conditions in, at or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate outside of Tenant's normal business hours, to determine if mold or Mold Conditions are present in, at or about the Premises. Tenant shall not be charged with observing, suspecting, believing, or knowing any facts or information concerning mold or Mold Conditions unless the same is actually observed, suspected, believed, or known by the individual assigned by Tenant as the manager responsible for the operation of the Premises.

ARTICLE 15. ALTERATIONS.

15.1 General.

(a) Except as otherwise specifically set forth in this Lease or in the Work Letter and except for cosmetic changes (e.g. paint, carpet and other alterations that do not require a permit, and cost less than $200,000) for which Tenant shall comply with Landlord's house rules and conditions, Tenant shall not make or allow to be made any alterations, additions, or improvements to or of the Premises, the Building or the Project or any part thereof, including alterations, additions or improvements to the HVAC, plumbing or electrical systems of the Building, or attach any fixtures or equipment thereto after the Lease Date, without first obtaining Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord may withhold its consent, in its sole and absolute discretion, to any alteration, addition or improvement to the structural portions of the Premises. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Project as a result of the nature of Tenant's use of the Premises:

(1) Shall be performed by contractors approved by Landlord and subject to conditions specified by Landlord; and

(2) At Tenant's option, will be made by Landlord for Tenant's account, and Tenant will reimburse Landlord for Landlord's actual, documented out-of-pocket cost (including ten percent (10%) for Landlord's overhead) within twenty (20) days after receipt of an invoice for such costs accompanied by copies of the paid invoices of Landlord's suppliers, vendors, and contractors.

(b) Subject to Tenant's rights in Article 17, below, all alterations, additions, fixtures (excluding trade fixtures which remain property of the Tenant), and improvements ("Alterations"), made in or upon the Premises either by Tenant or Landlord, shall immediately become Landlord's property, and at the end of the Term shall remain on the Premises without compensation to Tenant, unless when consenting to such alterations, additions, fixtures, or improvements, including, but not limited to, the TI Work, Landlord has advised Tenant in writing that such alterations, additions, fixtures (excluding trade fixtures), or improvements must be removed at the expiration or other termination of this Lease. Landlord shall provide its written consent to Tenant Alterations within twenty (20) days of Tenant's written request for same. Landlord shall notify Tenant at the time of approving an Alteration if it will require removal at lease expiration or sooner termination of this Lease. Landlord agrees that it will not require removal of the following TI Work: building standard ceiling system, including tiles, grids and building standard 2x4 lights, building standard quarter sawn cherry doors and aluminum frames, and building standard door hardware.

15.2 Free-Standing Partitions. Tenant shall have the right to install free-standing work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord shall not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays shall be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and shall be Landlord's property for all purposes under this Lease.

15.3 Removal. If Landlord has required Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Premises pursuant to this Article 15 prior to the Expiration Date, Tenant shall remove such alterations, additions, fixtures, and improvements at Tenant's sole cost and shall restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.

15.4 ADA Compliance. On and after the Lease Date, Tenant, with respect to the Premises and the Common Areas, at Tenant's sole cost and expense (but subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed), shall comply with the requirements imposed by the Americans with Disabilities Act (42 U.S.C. Article 12101 et seq.) (the "ADA") and any regulations promulgated pursuant thereto effective from time to time during the Term ("ADA Requirements") if:

(a) the requirement for such alteration or addition arises as a result of:

(1) Any alteration or addition made by or on behalf of Tenant after the Lease Date;

(2) Any violation by Tenant of any ADA Requirements;

(3) A special use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant (including but not limited to use for a facility which constitutes, or if open to the public generally would constitute, a "place of public accommodation" under the ADA Requirements); or

(4) The special needs of the employee(s) of Tenant or any assignee or subtenant of Tenant.

(b) The ADA Requirements would otherwise make Tenant rather than Landlord primarily responsible for making such alteration or addition.

15.5 Telecommunication Lines. No telecommunication or computer lines shall be installed within or without the Premises without Landlord's prior written consent, including Landlord's review and approval under the Work Letter attached as Exhibit C. Landlord disclaims any representations, warranties or understandings concerning Landlord's Building computer systems, or the capacity, design or suitability of Landlord's riser lines or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant's requests for approval to install any telecommunication or computer lines, monitor or supervise Tenant's installation, connection and disconnection of any such lines, and provide other such services, or Landlord may provide the same. In each case, all such work shall be performed in accordance with this Article 15. At the expiration or earlier termination of this Lease, Tenant, at its sole cost, shall remove all wires, cable or other computer or telecommunication lines or systems installed by or for Tenant, and Tenant shall restore the Premises and Project to the condition existing prior to Tenant's installation.

ARTICLE 16. MECHANICS' LIENS.

Tenant shall pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant shall indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to this Lease. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant shall cause such lien to be discharged of record (including, but not limited to, by discharging the lien pursuant to RCW 60.04.161) within twenty (20) days after the filing of such lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant fails to pay any charge, cost or expense for which a mechanics' lien has been filed, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, shall be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it shall immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant shall give Landlord (i) written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work and (ii) two (2) copies of Tenant's plans and specifications for such work. Landlord will have the right to post notices of nonresponsibility or similar written notices on the Premises in order to protect the Premises against any such liens.

ARTICLE 17. END OF TERM.

On the Expiration Date or earlier termination of this Lease, Tenant shall promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear and

damage from casualty or condemnation excepted. Tenant shall remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building. Tenant shall not remove any equipment without Landlord's prior written consent if such equipment is used in the operation of the Building, or if the removal of such equipment may result in impairing the structural strength of the Building. Whether or not there is an Event of Default, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with Article 15, above. Tenant shall fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term shall be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them unless otherwise required by law. Tenant shall pay Landlord for all reasonable out-of-pocket expenses incurred in connection with the removal or storage of such property, including but not limited to the cost of repairing any damage to the Building or Premises caused by the removal of such property less any proceeds Landlord actually receives from the sale of Tenant's property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 18. EMINENT DOMAIN.

If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease shall terminate on a date (the "Termination Date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than fifty percent (50%) of the rentable square feet of the Premises is so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within twenty (20) days after the Termination Date, which termination shall be effective when such notice is given by Tenant. If less than fifty percent (50%) of the rentable square feet of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Base Rent shall be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant's Proportionate Share shall be appropriately recalculated. If twenty-five percent (25%) or more of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days after the Termination Date, which termination shall be effective when such notice is given by Landlord. In the event of any such taking, the entire award shall be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant shall have the right to assert a claim against the condemning authority in a separate action, so long as Landlord's award is not otherwise reduced, for Tenant's moving expenses and leasehold improvements owned by Tenant.

ARTICLE 19. DAMAGE AND DESTRUCTION.

(a) If the Premises or the Building are damaged by fire or other insured casualty, Landlord shall give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 19. Such notice will be given before the sixtieth (60th) day (the "Notice Date") after Landlord first learns of the fire or other insured casualty.

(b) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may be repaired within one (1) year after the Notice Date, as reasonably determined by Landlord, Landlord shall promptly begin to repair the damage after the Notice Date, to the extent set forth in subsection (f) of this Article 19, and Landlord will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Monthly Base Rent shall be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "Repair Period") based on the proportion of the rentable area of the Premises Tenant is unable to use during the Repair Period.

(c) If the Premises or the Building are damaged by fire or other insured casualty to an extent that they may not be repaired within one (1) year after the Notice Date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the Notice Date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within twenty (20) days

after Landlord's delivery of a written notice that the repairs cannot be made within such one (1) year period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord shall diligently proceed to repair the Building and Premises, to the extent set forth in subsection (f) of this Article 19, and Monthly Base Rent shall be abated on a pro rata basis during the Repair Period based on the proportion of the rentable area of the Premises Tenant is unable to use during the Repair Period.

(d) Notwithstanding the provisions of Articles 19(a), (b), and (c), above, if the Premises or the Building are damaged by uninsured casualty, or if the proceeds of insurance required to be carried by Landlord under this Lease are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord shall have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the Notice Date.

(e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees, or invitees, except as set forth in Article 6.4 there will be no abatement of Monthly Base Rent as otherwise provided for in this Article 19.

(f) Notwithstanding anything contained herein to the contrary, Landlord's obligations for repair of damage to the Premises shall exclude the Tenant's Property. Tenant shall be solely responsible for the repair, replacement and restoration of Tenant's Property and shall promptly commence such repair and diligently pursue the same to completion unless this Lease is terminated as provided in this Article 19.

(g) Notwithstanding anything to the contrary contained in this Article 19, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Building, Common Areas and/or the Premises when the damage occurs during the last twenty four (24) months of the Term of this Lease or any extension thereof which has been exercised. If Landlord elects to not repair any damage during the last twenty four (24) months of the Lease Term, Landlord shall so notify Tenant in writing within sixty (60) days after the date of such damage, and, thereupon, Tenant may terminate this Lease upon not less than thirty (30) days' prior written notice to Landlord.

(h) Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

ARTICLE 20. SUBORDINATION.

This Lease and Tenant's rights under this Lease are subject and subordinate to the Declaration, and any mortgage, indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or after the Lease Date affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument); provided, however, that as a condition to such subordination in each case, a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J, or such other commercially reasonable form as the holder of a superior lien may request, is executed and delivered by Landlord and the holder of the superior lien. Landlord represents and warrants that there is no monetary lien secured by the Project or any part of it on the Lease Date.

ARTICLE 21. RIGHTS RESERVED BY LANDLORD.

21.1 **Access.** Subject to the terms and conditions of access set forth below, Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours to:

(a) Inspect the Premises;
(b) Exhibit the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, to prospective tenants;
(c) Determine whether Tenant is complying with all its obligations in this Lease;
(d) Supply cleaning service and any other service to be provided by Landlord to Tenant pursuant to this Lease;

(e) Post written notices of nonresponsibility or similar notices; or

(f) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building; however, all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

The following six (6) paragraphs shall only apply during the time The Boeing Company or its permitted assigns under Article 10.6 is the Tenant.

a. Planned Maintenance after normal business hours: For planned maintenance occurring outside of normal business hours, such access shall be subject to a minimum of two (2) hours advance notice (which may be delivered telephonically, by email or orally to Tenant's office manager provided such telephone number, email address or identity of Tenant's office manager has been previously given to Landlord in writing). Two hours advance notice are required for items (a), (b), (c), and (e) above, regardless of time. Tenant, at its sole expense, may elect to provide an escort for the duration of the work. For Landlord's employees, representatives and vendors who do not have a "Contractor's Badge" (defined below), Landlord shall obtain a Day Badge for them which Tenant agrees may be issued without the physical presence of the employee, representative or vendor so long as the minimum information required by Tenant is provided to Tenant for issuance of the Day Badge..

b. Unplanned daily maintenance; floor access: For unplanned daily maintenance pertaining to building operational needs or specific issues on one or more of the floors on which the Premises are located, including items (d) and (f) above, Landlord, its representatives and vendors, and their employees shall use their Contractor's Badges to gain access without prior notification to the Tenant and no escort shall be required for this type of access. If unplanned daily maintenance is on Tenant's floors, Landlord and its representatives will make commercially reasonable efforts to contact Tenant's office manager to notify Tenant of their activities, which notice may entail giving a single notice for repetitive daily maintenance, e.g., daily notification will not be necessary for cleaning, janitorial and building engineering services.

c. Emergency Access: For "Emergency" access ("Emergency" is defined as any situation that presents an imminent threat of bodily injury or death to any person, loss of or damage to any property or an urgent building operational issue that, if not responded to immediately, would negatively impact Landlord, Tenant or other tenants in the building. In the case of an "Emergency" (as defined above), notice shall be provided as soon as practical after Landlord has responded to the Emergency, which may be delivered telephonically or orally to Tenant's office manager so long as such telephone number and identity of Tenant's office manager has been previously given to Landlord in writing, or a call to Tenant's 24-hour dispatch number so long as such 24-hour dispatch telephone number has been previously given to Landlord in writing.

d. Non Emergency access outside normal business hours: In the case of a building operational issue that is not an Emergency and that is not a planned maintenance under paragraph a above, neither Landlord nor any of Landlord's representatives, employees, property manager or vendors shall enter the Premises unless Landlord first provides one hour telephonic notice to Tenant (which shall be to Tenant's office manager or to Tenant's 24-hour dispatch so long as the identity of Tenant's office manager or the 24-hour dispatch telephone number has been previously given to Landlord in writing) to allow Tenant one hour in which to provide an escort for the individuals dealing with such building operational issue.

When entering the Premises without Contractor Badges, except (i) in case of any Emergency, or (ii) in any situation where a person apparently employed by Tenant indicates orally or in writing that Tenant elects not to escort Landlord or its representative, Landlord and/or its representatives shall be escorted while in the Premises by a representative of Tenant or by a representative or employee of Landlord or Landlord's property manager who has previously been issued a Boeing Contractor Badge that has been issued a credential that allows such individual to act as an escort for individuals with a Day Badge (it being understood that Tenant will issue such credentials to five individuals: The persons identified by Landlord to Tenant as the Property Manager, the Assistant

Property Manager, the Chief Engineer, the Assistant Chief Engineer and the Security Control Desk Officer).

Subject to a hard key override on Landlord's building master key system, Tenant will be installing a card reader system (the "Card Reader System") which shall be subject to Landlord's approval as part of Landlord's approval of the Space Plan and Working Drawings under the Work Letter in Exhibit C. For non-Emergency access to the Premises while The Boeing Company or its permitted assigns under Article 10.6 is the Tenant, except as set forth above, Landlord's employees, representatives and vendors will be required to obtain a "Boeing Contractor Badge" (if the duties of such employee, representative or vendor require frequent or regular access to the Premises) or a "Day-Badge" (which will require a Boeing escort) to allow them to access the Premises. Tenant agrees that it will issue Boeing Contractor Badges and Day-Badges at the Premises for employees, representatives, and/or vendors of Landlord that Boeing has reasonably determined are qualified for a Boeing Contractor Badge or Day Badge, respectively (using the Tenant's security qualifications in effect from time to time). Landlord shall be excused from performing any obligation or duty under this Lease which Landlord is prevented from performing because an employee or representative of Landlord, Landlord's property manager or Landlord's vendor is not issued a Boeing Contractor Badge or a Day Badge. Landlord shall be entitled to recover from Tenant any additional costs incurred by Landlord by reason of the access control measures described in this paragraph and in the preceding three paragraphs, which costs Tenant shall pay within thirty (30) days after Landlord has presented Tenant with an invoice for such costs.

Except to the extent of Landlord's gross negligence or willful misconduct Tenant waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article 21. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord shall have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 21 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor shall any such entry entitle Tenant to damages or an abatement of Monthly Base Rent, Additional Rent, or other charges that this Lease requires Tenant to pay.

21.2 **General Matters.** Except to the extent expressly limited herein, Landlord reserves full rights to control the Project (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the right to: (i) change the name or street address of the Project or designation of the Premises; (ii) install and maintain signs on the exterior and interior of the Building or Project, and grant any other person the right to do so; (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; (iv) grant to any person the right to conduct any business or render any service at the Building or Project, whether or not the same are similar to the use permitted Tenant by this Lease; (v) grant any person the right to use separate security personnel and systems respecting access to their premises; and (vi) in case of fire, invasion, insurrection, riot, civil disorder, emergency or other dangerous condition, or threat thereof: (a) limit or prevent access to the Building or Project or Premises; (b) shut down elevator service; (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Building or Project or the protection of the Building or Project and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

21.3 **Changes to the Project.** Except to the extent expressly limited herein, Landlord reserves full right to (i) paint and decorate, (ii) perform repairs or maintenance, or (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Project or any part thereof, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance

into or use of the Project or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis; and (b) in connection with entering the Premises, comply with Article 21.1 above.

ARTICLE 22. INDEMNIFICATION, WAIVER AND RELEASE.

22.1 Tenant's Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all third party claims or liability for bodily injury to or death of any person or loss of or damage to any property arising out of Tenant's use of the Premises or the Project or from the conduct of Tenant's business, from any activity, work or thing done, permitted or suffered by Tenant, its agents, employees, contractors or invitees in or about the Premises or the Project or from any breach by Tenant or its employees, agents, contractors, or invitees of this Lease except:

(a) claims and liabilities to the extent caused by the negligence or willful misconduct on the part of Landlord, its agents, employees, contractors or invitees, or

(b) claims and liabilities for property damage addressed in Section 6.4.

Except to the extent of the negligence or willful misconduct on the part of the Landlord, its agents, employees, contractors or invitees, such indemnity shall include all reasonable costs, attorneys' fees and expenses incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any claim falling within the scope of the foregoing indemnity, except to the extent of any negligence or willful misconduct on the part of Landlord, Tenant upon written notice from Landlord to Tenant shall defend same at Tenant's expense by counsel reasonably satisfactory to Landlord.

The foregoing indemnity is conditioned upon Landlord providing notice to Tenant within a time frame after Landlord is aware of such claim necessary to not prejudice Tenant's defense rights and providing Tenant an opportunity to defend or settle such claim using counsel satisfactory to Landlord and cooperating fully with Tenant in any defense or settlement of the claim or liability.

22.2 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Article 22.2 waives and releases all claims against Landlord, Landlord's affiliates and all of Landlord's and their wholly-owned subsidiaries, employees and agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease, including, but not limited to, any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; any claim or damage resulting from Landlord's repair, maintenance or improvements to any portion of the Building or Project; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building; provided only, that the release contained in this Article 22.2 shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting from Landlord's negligence or willful misconduct or from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.

ARTICLE 23. QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that, so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

ARTICLE 24. EFFECT OF SALE.

A sale, conveyance, or assignment of the Project shall operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant shall look solely to Landlord's successor in interest in and to this Lease with respect to matters that arise on or after the date of such sale, conveyance, or assignment. This Lease shall not be affected by any such sale, conveyance or assignment and Tenant shall attorn to Landlord's successor in interest to this Lease, and such successor in interest shall be bound by this Lease as the Landlord and by virtue of such transaction shall be conclusively deemed to have assumed Landlord's obligations under the Lease from and after such effective date.

ARTICLE 25. DEFAULT. .

25.1 **Events of Default by Tenant.** The following events are referred to, collectively, as "Events of Default" or, individually, as an "Event of Default":

(a) The vacation or abandonment of the Premises by Tenant (failure of Tenant to occupy the Premises for a period of ten (10) consecutive days while in monetary default under this Lease shall conclusively be deemed a vacation and abandonment of the Premises);

(b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) business days after the same is due;

(c) A general assignment by Tenant or Guarantor for the benefit of creditors;

. (d) The filing of a voluntary petition in bankruptcy by Tenant or Guarantor, the filing by Tenant or Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof,

(f) Death or disability of Tenant or Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or Guarantor to maintain its legal existence, if Tenant or Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;

(g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by the Lease, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required the Lease;

(h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Article 10 of this Lease, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

(i) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as Events of Default in subparagraphs (b), (d) or (e) herein or any other subparagraphs of this Article 25.1, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within ninety (90) days after the giving of the aforesaid written notice;

(j) Chronic Default by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic Default" means failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease

within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months;

(k) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;

(l) Any failure by Tenant to discharge any lien or encumbrance placed on the Building or any part thereof in violation of this Lease within ten (10) business days after Tenant receives notice that such lien or encumbrance is filed or recorded against the Building or any part thereof;

(m) Any failure by Tenant to act with reasonable dispatch to remove, abate or remedy any hazardous substances located in, on or about the Demised Premises or the Building in connection with any failure by Tenant to comply with Tenant's obligations under Article 9; or

(n) Any representation of Tenant herein or in any financial statement or other material provided by Tenant or Guarantor shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other material shall have omitted any material fact.

25.2 Landlord's Remedies. If any one or more Events of Default set forth in Article 25.1, above, occurs then Landlord has the right, at its election:

(a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises shall cease and this Lease shall be terminated;

(b) Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Base Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

(c) Without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Article 33.31, below, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in Article 25.2(b), above, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any Rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Article 25 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

25.3 Damages; No Termination. In the event that Landlord does not elect to terminate this Lease as permitted in Article 25.2(a), above, but on the contrary elects to take possession as provided in Article 25.2(b), above, Tenant shall pay to Landlord Monthly Base Rent, Additional Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after

deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the Term, or the Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the Rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Article 25.3 will be made in determining the net proceeds from such reletting, and any Rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Base Rent and Additional Rent would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such rent and other sums from Tenant on each such day.

25.4 Damages upon Termination.

(a) If this Lease is terminated on account of the occurrence of an Event of Default, Tenant shall remain liable to Landlord for damages in an amount equal to Monthly Base Rent, Additional Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, the expenses enumerated in Article 25.3, above. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Monthly Base Rent, Additional Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord shall be entitled to receive such Monthly Base Rent, Additional Rent and other amounts from Tenant on each such day.

(b) Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled, upon written notice to Tenant at any time after such termination, to declare the present cash value (as of the date of such default) of the entire balance of rent for the remainder of the Term to be due and payable, and to collect such balance in addition to any additional amounts due prior to such termination in any manner not inconsistent with applicable law. For the purpose of this Article 25.4, the "present cash value" shall be computed by adding interest at the per annum interest rate described in Article 33.31, below, herein from the date on which this Lease is terminated to the date Landlord obtains a court judgment against Tenant for the amount due and discounting the entire balance due to Landlord at the Discount Rate charged by the Federal Reserve Banks as published in the "Money Rates" section of the Wall Street Journal on the day the Lease is terminated or if not published on such date, the publication date immediately prior to the termination date, plus two percent (2%).

25.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Articles 25.3 and 25.4, above, may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this Lease from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

25.6 Waiver of Redemption/Mitigation. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 25. Landlord shall take reasonable measures to mitigate the damages recoverable against Tenant. Tenant shall bear the burden of proving Landlord failed to take such reasonable measures to mitigate damages in any lawsuit filed by Landlord to recover damages under or pursuant to this Lease.

ARTICLE 26. INTENTIONALLY OMITTED.

ARTICLE 27. PARKING.

At all times during the Term, and conditioned upon this Lease being in full force and effect and there being no Event of Default hereunder, Tenant shall be permitted to use the Parking Spaces designated in Article 1.1 of this Lease, subject to the Rules and Regulations set forth in Exhibit E, and any amendments or additions to such Rules and Regulations. Except as set forth in Article 1.1, the Parking Spaces will be used by Tenant and/or Tenant's employees, guests and/or visitors on an unassigned, nonreserved, and nondesignated basis or such other basis as Landlord directs from time to time. Each time during the Term that Tenant does not pay for one or more Parking Spaces for three (3) consecutive months, then the number of Parking Spaces which Tenant shall be permitted to use for the remainder of the Term shall be reduced to the number of Parking Spaces for which Tenant has paid during said three (3) consecutive months, including reducing the number of reserved Parking Spaces if Tenant does not pay the reserved parking charge for one or more reserved Parking Spaces for three (3) consecutive months (e.g., if Tenant pays for ten unreserved Parking Stalls and fourteen reserved Parking Stalls for three (3) consecutive months, then thereafter Tenant shall only have the right to designate fourteen of the twenty four Parking Stalls as reserved parking). Tenant may at any time reduce the number of Parking Spaces under Article 1.1(t) by giving Landlord thirty (30) days' written notice that Tenant is electing to reduce the number of Parking Spaces under Article 1.1(t). The monthly rental shall be current market rental rates per Parking Space per month, payable in advance by Tenant to Landlord together with the Monthly Base Rent and subject to adjustment from time to time by Landlord so as to make such rental substantially equivalent to then current market rental rates for similar parking spaces at the Project.

If, for any reason, Landlord fails to provide, or Tenant is not permitted to utilize, the Parking Spaces or any portion thereof, such fact shall not be deemed to be a default by Landlord but rental for any Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such Parking Space. Such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure.

ARTICLE 28. INTENTIONALLY OMITTED.

ARTICLE 29. SIGNS AND SCULPTURE.

(a) Landlord shall install and maintain identification for Tenant on the building directory located in the main lobby of the Office Unit and shall make such changes thereto as Tenant reasonably requests from time to time, at Landlord's sole cost and expense. Tenant shall be entitled to list names designated by Tenant not to exceed one (1) name for every 1,000 square feet of Net Rentable Area occupied by Tenant.

(b) During the Term and any Renewal Term Tenant shall be provided with identification as being a major building tenant on signage located where other major tenants are listed. This right does not extend to the signage of Russell Investments Company and shall only be applicable when the Premises contain at least 45,000 square feet of Net Rentable Area. Landlord will limit the number of tenants with "major tenant" status and the signage rights that go along with being a "major tenant".

(c) No signs will be placed in the Premises without the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of Landlord as to size, design, color, location, content, illumination, composition, material, and mobility. All signs will be maintained by Tenant in good condition during the Term and any duly exercised Renewal Term. Tenant shall remove all signs at the end of the Term or duly exercised Renewal Term and shall repair and restore any damage caused by their installation or removal.

(d) Tenant shall have the right to place a portable sculpture on the 17th Floor of the Building while Tenant is conducting a private function on that floor pursuant to Landlord's general conditions for tenants holding private functions on the 17th Floor of the Building so long as the sculpture is delivered and timely removed using the freight elevator and Tenant takes appropriate steps to protect all surfaces and shall repair any damage caused to any surface by reason of Tenant's moving or displaying the portable sculpture. Landlord is open to discussing Tenant's specific ideas regarding a more permanent sculpture or other Tenant related art object to be place

in the common areas of the 17th Floor of the Building. Any sculpture or art object will be subject to Landlord's approval and will need to be appropriate for the space and keeping with the existing design.

ARTICLE 30. INTENTIONALLY OMITTED .

ARTICLE 31. RIGHT OF FIRST OFFER .

31.1 Notice to Tenant . At any time during the initial Term of this Lease, but not the Renewal Terms, if space on Floor 40 becomes available for lease (herein called "ROFO Space"), Tenant shall have a right of first offer in accordance with the terms of this Article 31 to lease the ROFO Space; provided (i) no Event of Default, as defined in Article 25.1 of this Lease, then exists, (ii) no Chronic Default, as defined in Article 25.1 of this Lease, has occurred, (iii) at the time of the exercise by Tenant of its rights under this Article 31 Tenant has not assigned its interest in the Lease to anyone other than an affiliate of Tenant nor has Tenant subleased any portion of Floors 41 or 42 to any third party other than an affiliate of Tenant, and (iv) (a) Landlord retains the right to lease the ROFO Space to Frank Russell Company under that certain Lease between Landlord and Frank Russell Company dated August 12, 2009 (as thereafter amended and as said Lease may be further amended hereafter, regardless of any right of Tenant under this Lease), and (b) Landlord retains the right to seek offers from third parties to lease the ROFO Space, which offers are necessary in order to satisfy Landlord's obligations under that certain Lease between Landlord and Dendreon Corporation dated February 26, 2011, Tenant hereby acknowledging that its rights under this Article 31 are subordinate to the right of Dendreon Corporation to enter into a lease for the ROFO Space on the terms and conditions set forth in the third party offer and that, if Dendreon Corporation does not exercise its right of first refusal, Landlord is not bound by the terms of the third party offer when determining the offer of the ROFO Space to Tenant, but will offer the ROFO Space to Tenant for the remainder of the Term and the Renewal Terms (if applicable) on the terms set forth in this Lease except that the ROFO Space shall be delivered to Tenant on an "as is/where is" basis and the Monthly Base Rent for the ROFO Space shall be the "Renewal Market Rate" (as defined in Article 32(3) below). If Landlord is required by the terms of this Lease to offer the ROFO Space for lease by Tenant, Landlord shall deliver to Tenant a written ROFO Notice (as defined below).

The "ROFO Notice" shall be a written notice from Landlord to Tenant in which Landlord sets forth (i) a description of the location of the ROFO Space and the number of rentable square feet available to be leased, (ii) the date upon which the ROFO Space shall be available to be leased and the "Renewal Market Rate" (as defined in Article 32(3) below as determined by Landlord).

31.2 ROFO Election . Tenant shall have ten (10) Business Days following Tenant's receipt of the ROFO Notice to deliver to Landlord a written notice (the "ROFO Election") of Tenant's desire to lease from Landlord the ROFO Space by stating that Tenant is thereby exercising the ROFO and whether Tenant agrees with Landlord's determination of the Renewal Market Rate (if Tenant disagrees with Landlord's determination of the Renewal Market Rate, then the Renewal Market Rate shall be determined pursuant to the procedures set forth in Article 32(4) below). If Tenant exercises the ROFO Election, then Landlord shall lease the ROFO Space to Tenant for the remainder of the Term and the Renewal Terms (if applicable) on the terms set forth in this Lease except that the ROFO Space shall be delivered to Tenant on an "as is/where is" basis and the Monthly Base Rent for the ROFO Space shall be the "Renewal Market Rate" as defined in Article 32 below. Landlord shall not be responsible for paying any leasing commissions in connection with such lease; provided, however, Landlord agrees to pay a reasonable leasing commission which shall be added to the Monthly Base Rent and amortized over the remainder of the initial Term of this Lease at eight percent (8%) per annum. If Tenant does not timely give Landlord the ROFO Election, Tenant shall have no further rights under this Article 31 to lease the ROFO Space that was the subject of the ROFO Notice, but will continue to have the right to lease other space on Floor 40 that meets the criteria of Article 31.1 above.

31.3 Addition to Premises . If Tenant shall timely and in the manner herein prescribed deliver the ROFO Election, then, on the date on which Landlord delivers vacant possession of the ROFO Space to Tenant, the ROFO Space shall become, and be deemed to comprise, part of the Premises as if originally included in the demise hereunder, except payment of Rent for the ROFO Space shall commence upon the delivery of the ROFO Space to Tenant, and Tenant's Proportionate Share shall be increased so that the numerator shall include the number of rentable square feet in the ROFO Space.

ARTICLE 32 OPTIONS TO RENEW THE TERM.

(1) Provided that (i) no Event of Default, as defined in Article 25.1 of this Lease then exists, (ii) no Chronic Default, as defined in Article 25.1 of this Lease, has occurred or is continuing, and (iii) as of the Expiration Date of the Initial Term, or as of the Expiration Date of the first Renewal Term, as applicable, Tenant has not assigned its interest in the Lease to anyone other than an affiliate of Tenant nor has Tenant subleased any portion of Floors 41 or 42 to any third party other than an affiliate of Tenant, then Tenant shall have the right and option, exercisable by giving written notice thereof at least twelve (12) months, but not more than fifteen (15) months prior to the Expiration Date of the Initial Term, or the Expiration Date of the first Renewal Term, as applicable (each a "Renewal Notice"), to extend the Term of this Lease for two (2) separate periods of sixty (60) months each (each a "Renewal Term"). Upon the giving of such notice, this Lease shall automatically be extended for such sixty (60) month period and no further instrument of extension shall be required to be executed by either party to this Lease. In the event that Tenant fails to give such notice to Landlord as herein provided, this Lease shall automatically terminate on the Expiration Date of the Initial Term or the Expiration Date of the first Renewal Term, as applicable, and Tenant shall have no further right or option to extend this Lease.

(2) Each Renewal Term shall be on the same terms, covenants, and conditions as applicable to the original Term of this Lease, except that (a) the Monthly Base Rent during each Renewal Term shall be determined pursuant to this Article 32 below, (b) Landlord shall have no obligation to construct any improvements or alterations to the Premises, and (c) after the second Renewal Term Tenant shall have no further options to renew or extend the Term.

(3) The Monthly Base Rent for each Renewal Term(s) shall be equal to one hundred percent (100%) of the then current fair market rental rate for comparable space on the top five (5) floors (except that for Floor 17, such space shall be compared to other comparable Seattle CBD space, if any, given the unique aspects of the open deck on Floor 17) in comparable Class A office buildings located in the downtown Seattle, Washington central business district as of the first day of the applicable Renewal Term (the "Renewal Market Rate") or as of the commencement date for the payment of Monthly Base Rent for any expansion space under Article 31 above, as applicable. For purposes hereof, the parties agree that the term "Renewal Market Rate" shall mean the rental rate at which tenants, as of said commencement date of the subject Renewal Term or the expansion space, as applicable, are leasing non-subleased, non-encumbered space comparable in size, location and quality to the Premises for the term for which the Renewal Market Rate is being determined, taking into consideration Tenant's obligation to pay Tenant's share of Operating Expenses and Real Estate Taxes, the then "As Is" condition of the Premises with no tenant improvement allowance, free rent or lease commissions payable.

(4) If the parties fail to agree upon the Renewal Market Rate within thirty (30) days after Landlord's receipt of Tenant's Renewal Notice, then either party shall be entitled to give notice to the other electing to have the Renewal Market Rate selected by an appraiser as provided in this Article. Upon delivery and receipt of such notice, the parties will within seven days thereafter mutually appoint an appraiser who will select (in the manner set forth below) the Renewal Market Rate (the "Deciding Appraiser"). The Deciding Appraiser must have at least ten years of full-time commercial appraisal experience with projects comparable to the Project and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association. The Deciding Appraiser may not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are not able to agree upon a Deciding Appraiser within such seven days, each party will within five days thereafter separately select an appraiser meeting the criteria set forth above, which two appraisers will, within seven days of their selection, mutually appoint a third appraiser meeting the criteria set forth above to be the Deciding Appraiser. If two appraisers are not able, within seven days of their selection, to mutually appoint a Deciding Appraiser, then either party may apply to the Presiding Judge of the Superior Court for King County who shall select a Deciding Appraiser who meets the criteria set forth above. Within seven (7) days of the appointment (by one of the foregoing methods) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser and exchange with each other their respective determinations of Renewal Market Rate and any related information. Within twenty-one (21) days of such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party's submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Renewal Market Rate. Subject to

the previous sentence, if the Deciding Appraiser timely receives one party's submittal, but not both, the Deciding Appraiser must designate the submitted proposal as the Renewal Market Rate. Any determination of Renewal Market Rate made by the Deciding Appraiser in violation of the provisions of this Article shall be beyond the scope of authority of the Deciding Appraiser and shall be null and void. If the determination of Renewal Market Rate is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the Deciding Appraiser, one-half (½) of all fees, costs and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.

ARTICLE 33. MISCELLANEOUS.

33.1 **No Offer.** This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered triplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

33.2 **Joint and Several Liability.** If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

33.3 **No Construction Against Drafting Party.** Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

33.4 **Time of the Essence.** Time is of the essence of each and every provision of this Lease.

33.5 **No Recordation.** Tenant's recordation of this Lease or any memorandum or short form of it will be void and an Event of Default under this Lease.

33.6 **No Waiver.** The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the Terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the Terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance by Landlord of a lesser sum than the Rent or other sum then due shall be deemed to be other than on account of the earliest installment of Rent nor shall it be deemed to be an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in the Lease.

33.7 **Limitation on Recourse.** It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertaking or agreements contained in this Lease are made or intended as personal covenants, undertaking or agreements by Landlord. Tenant specifically agrees to look solely to Landlord's interest in the Project (together with any rents or proceeds therefrom) for the recovery of any judgments against Landlord. It is agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) shall not be personally liable for any such judgments.

33.8 **Estoppel Certificates.** At any time and from time to time but within ten (10) days after prior written request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate in the form attached hereto as Exhibit G certifying as to the matters set forth therein. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Building or any part of the Project. Tenant's failure to deliver such a certificate within such time

shall, at Landlord's option, be deemed a default by Tenant under this Lease and shall be conclusive evidence of the matters set forth in it.

33.9 WAIVER OF JURY TRIAL. LANDLORD AND TENANT, BY THIS ARTICLE 33.9, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES TO THIS LEASE AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE OR ANY OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.

33.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of an Event of Default shall not work a merger, and shall, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Article 33.10 shall be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

33.11 Holding Over. Tenant shall have no right to remain in possession of all or any part of the Premises after the expiration or earlier termination of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy shall be deemed to be a tenancy at sufferance only; (b) such tenancy shall not constitute a renewal or extension of this Lease for any further Term; and (c) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days' prior notice if such tenancy is with Landlord's consent, otherwise, five (5) days' prior written notice or the earliest date permitted by law. In the event Tenant remains in possession after the expiration of the Term, Monthly Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Base Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such tenancy at sufferance shall be subject to every other term, condition, and covenant contained in this Lease. The foregoing provisions of this Article 33.11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorney's fees and costs.

33.12 Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and shall be deemed to have been given when (a) hand delivered, effective upon receipt, (b) sent by United States Express Mail or by private overnight courier, effective upon receipt, (c) sent by certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1.1, or (d) sent by facsimile transmission, effective upon receipt provided that a hard copy is delivered by one of the methods outlined in clauses (a) though (c) above within three (3) days thereafter. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days' prior written notice of such change to the other party in the manner prescribed in this Article 33.12.

33.13 Mortgagee Protection.

(a) If, in connection with obtaining construction, interim or permanent financing for the Building, the lender (the "Lender") shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

(b) Tenant shall give to any Lender, by a method provided for in Article 33.12 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Lender. Tenant further

agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Lender shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Lender pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Lender commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

33.14 **Severability.** If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

33.15 **Written Amendment Required.** No amendment, alteration, modification of, or addition to the Lease shall be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

33.16 **Captions.** The captions of the various articles of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles.

33.17 **Authority.** Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agrees, upon execution of this Lease, to deliver to Landlord a resolution or similar document to that effect.

33.18 **Brokers.** Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except that Landlord has been represented by the Landlord's Broker and Tenant has been represented by the Tenant's Broker, each as named in Article 1.1 hereof. Landlord agrees to be responsible for payment of Landlord's Broker's fees pursuant to a separate agreement between Landlord and Landlord's Broker and shall pay Tenant's Broker a commission equal to $1.00 per rentable square foot per year for each year of term (e.g. 45,048 rsf x $1.00 psf x 10 years = $450,480.00) Four Hundred Fifty Thousand Four Hundred Eighty and 00/100 Dollars ($450,480. 00), payable one-half (1/2) within ten (10) days of Landlord's receipt of a written invoice received after the Lease Date and one-half (1/2) within ten (10) days of Landlord's receipt of a written invoice received on or after the Commencement Date. Landlord and Tenant shall mutually indemnify and hold each other harmless from and against any claim for brokerage or finder's fees or other like payment based in any way upon agreements, arrangements or understanding made or claimed to have been made by Landlord or Tenant with any third person. Each of Landlord and Tenant, by its execution of this Lease, acknowledges that it has received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

33.19 **Governing Law.** This Lease shall be governed by and construed pursuant to the laws of the state in which the Project is located.

33.20 **No Easements for Air or Light.** Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

33.21 **Tax Credits.** Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant shall prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord shall be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowance or otherwise. Tenant shall be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided or reimbursed by Landlord.

33.22 **Financial Reports.** Within fifteen (15) days after Landlord's request and, if Tenant is The Boeing Company or its permitted transferee under Article 10.6, Landlord's completion of a

non-disclosure agreement if required by The Boeing Company or its permitted transferee under Article 10.6, Tenant shall furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, if such statements do not exist, then Tenant's internally prepared financial statements. Tenant shall reasonably discuss its financial statements with Landlord in order to enable Landlord to verify the financial statements. Landlord shall not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant, and (c) if required by court order. Notwithstanding any provision in this Lease to the contrary, including this Section 33.22, during any time that Tenant is The Boeing Company or its permitted transferee under Article 10.6 and is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, Landlord shall rely exclusively on the publicly available financial statements of Tenant and Tenant shall have no obligation to provide any additional financial information to Landlord.

33.23 **Landlord's Fees.** Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for all of Landlord's reasonable documented, out-of-pocket costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs, but the aggregate amount of such charge shall not exceed Two Thousand Five Hundred Dollars ($2,500) per request. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

33.24 **Non-waiver.** Any default in the payment of Monthly Base Rent or Additional Rent or other charges, or any failure of Landlord to enforce the provisions of this Lease upon any default by the Tenant shall not be construed as creating a custom of deferring payment or as modifying in any way the Terms of this Lease or as a waiver of Landlord's right to terminate this Lease as herein provided, or otherwise, to enforce the provisions hereof for any prior or subsequent default.

33.25 **Presumption.** In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in Landlord's office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.

33.26 **No Right to Terminate.** Tenant hereby waives the remedies of termination and rescission and hereby agrees that Tenant's sole remedies for Landlord's default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction; provided that Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord and shall have no right to withhold, set-off or abate Rent.

33.27 **No Liability for Crimes.** Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts. The Landlord may, from time to time, employ or caused to be employed courtesy patrols or any other type of security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord's property. Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such courtesy patrols or other security services without notice. Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary. Tenant is urged to obtain insurance to protect against criminal acts.

33.28 **Binding Effect.** The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

33.29 **Confidentiality.** Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect Landlord. Tenant shall keep its partners, members, manager, officers, directors, employees, agents, real estate brokers and sales persons and attorneys from disclosing the terms of this Lease to any other person without Landlord's prior written consent, except to any

accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns, to agents or consultants of Tenant in connection with Tenant's performance of its obligations hereunder, to an assignee of this Lease or subtenant of the Leased Premises, or to a person to whom disclosure is required in connection with any action brought to enforce this Lease; provided, however, that Tenant shall inform such persons of the confidentiality of the terms of this Lease and shall obtain their agreement to abide by the confidentiality provisions of this Article 33.29 prior to such disclosure. In the event Tenant is required to disclose this Lease or any terms thereof to governmental agencies pursuant to applicable laws, Tenant shall, prior to making such disclosure, submit a written request to the applicable authorities that this Lease be exempt from such disclosure requirements and take other actions reasonably necessary to avoid such disclosure. Tenant shall provide Landlord with a copy of such request and all related documents promptly following the submission thereof to the applicable authorities and shall keep Landlord apprised of the status of such request and all responses thereto. Tenant shall, in any event, provide Landlord with not less than ten (10) days notice prior to disclosing this Lease or any term thereof to any court or governmental agency.

33.30 **Force Majeure.** Neither party shall have any liability to the other, nor will either party have any right to terminate this Lease, nor shall Tenant have the right to abate Rent or assert a claim of partial or total actual or constructive eviction, because of the other party's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond such party's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If a party fails to perform its obligations because of any reasons beyond its reasonable control (including those enumerated above), the period for the other party's performance will be extended day for day for the duration of the cause of the first party's failure. The foregoing does not apply to any obligation to pay money under this Lease.

33.31 **Interest.** All Rent and other sums due under this Lease which are not paid when due shall accrue interest at eighteen percent (18%) per annum or, if lower, the highest rate allowed by law.

33.32 **Entire Agreement.** This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

33.33 **Business Restriction Representation and Warranty.** Each party hereby represents and warrants that neither it nor, to each of their actual knowledge without inquiry, any person or entity that to its actual present knowledge owns (directly or indirectly) a ten percent (10%) or greater ownership interest in it (excluding Landlord's policyholders): (i) is now or shall become, a person or entity with whom such party is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; (ii) is now or shall become, a person or entity with whom such party is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not engage in, any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above. Tenant hereby represents and warrants to Landlord that no assignee or subtenant of Tenant and no guarantor of the obligations of Tenant under this Lease: (i) is now or shall become, a person or entity with whom Tenant is restricted from doing business with under regulations of OFAC (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; (ii) is now or shall become, a person or entity with whom Tenant is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not engage in,

any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above.

33.34 Intentionally Omitted.

33.35 Intentionally Omitted.

33.36 Green Provision. Landlord and Tenant agree to comply with the provisions of the Green Addendum attached hereto as Exhibit I, and the provisions of the Green Addendum are hereby incorporated as if fully set forth in this Article 33.36.

33.37 Attorneys' Fees and Expenses.

(a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b) Without limiting the generality of Article 33.37(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, or if Tenant utilizes the services of an attorney for the purpose of collecting any sum due to Tenant from Landlord or in connection with any other breach of this Lease by Landlord, Tenant agrees to pay Landlord, and, respectively, Landlord agrees to pay Tenant, actual attorneys' fees and expenses as determined by Landlord or Tenant as the case may be for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

33.38 Conflict with Other Leases. All of Tenants rights set forth in this Lease relating to space outside of the Premises, including, but not limited to, the Common Areas, are subject to the rights other tenants may have relating to said space outside the Premises; provided, Landlord represents that such rights of other tenants will not materially interfere with Tenant's rights under this Lease.

33.39 Transportation Management Plan. The Project is subject to a Transportation Management Plan recorded on December 31, 2003 in the real property records of King County, Washington under Auditor's No. 20031231001123 (the "TMP"). Tenant shall work with the office of the Building transportation coordinator provided by Landlord under the TMP on trip reduction activities and to provide information to Tenant's employees regarding the TMP program elements. Tenant shall abide by the TMP, including providing any transportation subsidies to its employees required thereunder. If Tenant fails to pay any amounts it is required to pay under the TMP and Landlord is required to pay such amounts, Tenant shall reimburse Landlord for the cost of such, which reimbursement shall be made promptly following Tenant's receipt of Landlord's itemized statement setting forth each participating employee of Tenant and the cost to Landlord of such employee's subsidies under the TMP.

33.40 Roof Rights; Antennas. Subject to the rights, existing on the Lease Date, of other users of the roof or other portions of the Building, Tenant shall have access to and the non-exclusive right to use the roof or other parts of the Building for the purpose of erection and maintenance of telecommunications equipment, including appurtenant cables and conduit (collectively, the "Antenna") pursuant to a separate Roof License Agreement between Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Date.

LANDLORD: **THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY**, a Wisconsin corporation

By: Northwestern Mutual Real Estate Investments, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By: [signature]

Name: Richard C. Dooley

Its: Director - Asset Management

TENANT: **THE BOEING COMPANY**, a Delaware corporation

By: [signature] 11/14/11
Steven E. Sahlinger

Its: Authorized Signatory

STATE OF California)
) ss.
COUNTY OF San Francisco)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 16 day of November, 2011, before me personally appeared Richard Dooley, to me known to be the Director of Northwestern Mutual Real Estate Investments, LLC, to me known to be the authorized representative of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

TARI L. GIERING
COMM. # 1931023
NOTARY PUBLIC-CALIFORNIA
SAN FRANCISCO COUNTY
MY COMM. EXP. APR. 1, 2015

(Use This Space for Notarial Seal Stamp)

TARI L. GIERING
Notary Public in and for the State of CA
residing at 122 Rousseau St., SF, CA 94112
My commission expires: 4/1/2015
[signature]
[Type or Print Notary Name]

STATE OF Washington)
) ss.
COUNTY OF King)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 14th day of November 2011, before me personally appeared Steven E. Salsinger to me known to be the Authorized Signatory of THE BOEING COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of WA,
residing at Renton
My commission expires: Sept. 02, 2012
Denise M. Stract-Wagner
[Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

2297591012405\6841 DOC.V14 DKL

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

Parcel B of City of Seattle Lot Boundary Adjustment No. 2207977, as recorded under Recording No. 20030417900008, records of King County, Washington;

Together with the easement described in instrument titled "Cantilever Easement" recorded under King County, Washington Recording No. 20040129000141, as amended by instrument recorded under King County, Washington Recording No. 20060315001287.

Situate in the City of Seattle, County of King, State of Washington.

EXHIBIT B

LAYOUT OF THE PREMISES

See three (3) pages attached.



FLOOR 42

NORTH

FLOOR 41

NORTH




FLOOR 17
NORTH

EXHIBIT B-1

LOCATION OF PARKING ON LEVELS P-1 AND P-6

See two (2) pages attached.



LEVEL P-6

NORTH



LEVEL P1

NORTH

52977/0101/00346863.DOC.V24 DML

EXHIBIT C

WORK LETTER

1. TI Work. All work to the Premises is referred to herein as the "**TI Work**," shall be furnished and installed within the Premises substantially in accordance with plans and specifications to be prepared by the Tenant's architect ("Architect"). The TI Work shall be approved by Landlord prior to the start of construction activities. The TI Work shall be furnished and installed at Tenant's sole expense by the TI Contractor selected by Tenant and approved by Landlord (the "**TI Contractor**"), except for the amount of the Cash Allowance (as defined in Paragraph 2 below). For purposes of this Lease, the cost of the TI Work shall include all costs associated with the design (except Landlord shall pay the first $6,757.20 [$0.15 per Rentable Square Foot] of the Tenant' s Architect's fees and costs [the "**A&E Allowance**"]) and construction of the TI Work, including, without limitation, all building permit fees, payments to design consultants for services and disbursements (including costs associated with design changes required by the Tenant's Architect or its errors and omissions insurance carrier), all preparatory work (if any), premiums for insurance and bonds (if any), such inspection fees (including City of Seattle inspections) as Landlord or Tenant may incur, reimbursements to Landlord for permit and other fees which Landlord may reasonably and actually incur that are fairly attributable to the TI Work, and the cost of installing any additional HVAC or electrical capacity or telecommunications capacity required by Tenant. All direct personnel costs of Landlord in reviewing Tenant's plans for the TI Work shall be covered by the administrative fee due Landlord described in Paragraph 10(e) below.

(2) Cash Allowance; Payment of Tenant's Share of Costs.

(a) Landlord shall provide a total of up to

per square foot of rentable area in the Premises] (the "**Cash Allowance**") toward the payment for the design, permitting and construction of the TI Work in the Premises. The Cash Allowance shall be used solely for the construction of the TI Work and other purposes expressly permitted herein. Except as provided herein, the Cash Allowance must be spent on items that, at Landlord's option, shall remain in the Premises on Lease termination and may not be applied to the cost of removable trade fixtures, cabling, equipment or furniture, or moving costs.

(b) Within ten (10) days after execution of the lump sum price or guaranteed maximum price contract between the TI Contractor and Tenant (the "**TI Construction Contract**"), Tenant shall provide Landlord with a copy of the TI Construction Contract. The amount equal to the difference between the (i) Cash Allowance, and (ii) the lump sum price under the TI Construction Contract plus Landlord's administrative fee described in Paragraph 10(e) below is herein called ("**Tenant's Construction Payment**"). Tenant's Construction Payment shall be increased by the total cost of any change order approved or otherwise required under Paragraph 12 below.

(c) Once Tenant has completely expended Tenant's Construction Payment, Landlord shall make progress payments from time to time, as the TI Work is constructed, from the Cash Allowance during the remainder of the course of construction of the TI Work so that the eligible costs of the TI Work are paid first from Tenant's Construction Payment and thereafter from the Cash Allowance. Landlord shall be entitled to suspend or terminate construction of the TI Work and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any undisputed amounts required to be paid by Tenant under this Exhibit C are not paid when due and such failure continues for a period of five (5) days after Tenant received written notice of the alleged default. Tenant shall provide to Landlord copies of each draw request submitted by the TI Contractor, together with any back-up information provided therewith. Tenant shall also provide to Landlord on a continuous basis copies of any progress reports submitted by the TI Contractor, showing costs incurred to date, percentage completion, retainage amounts and similar matters. Tenant in good faith shall take into account and consideration any concerns and objections to status, quality, percentage completion and similar matters raised by Landlord and communicated to Tenant in writing. The Tenant's Architect shall be responsible for timely completing and delivering to Landlord and the TI Contractor all completion certificates required for payments under the TI Construction Contract and Tenant's contract with the Tenant's Architect shall so provide. Landlord shall reimburse Tenant for payments made by Tenant under the TI Construction

Contract after Tenant has completely expended Tenant's Construction Payment upon receipt by Landlord of (a) written evidence of Tenant's payment of the TI Contractor, and (b) unconditional lien releases from the TI Contractor and the Major Subcontractors (defined below) on Landlord's form for all work performed through, and including, that work covered by Landlord's reimbursement. The obligation of Landlord to make any one or more payments pursuant to the provisions of this Paragraph 2 shall be suspended without further act of the parties during any such time as there exists a material default by Tenant under the Lease. Nothing in this Paragraph 2 shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord thereto.

3. Design of the TI Work. The Tenant's Architect and design consultants shall design all of the TI Work, complete the space plan and the working drawings for the TI Work and assist in obtaining all required building or other permits to allow construction of the TI Work in the Premises. The cost of preparing all plans and specifications for the TI Work (including without limitation the space plan for the Premises and the working drawings for the TI Work), the cost of preparing any changes thereto and the cost of obtaining all required permits therefore shall be paid by Tenant, although Tenant may apply a portion of the Cash Allowance to the payment of such costs.

4. Base Building Plans. The Landlord has previously provided Tenant with a set of final plans for Floors 17, 41 and 42 (**"Base Building Plans"**), including all electrical and mechanical systems.

5. Submittal and Approval of Space Plan. Tenant shall submit 2 copies of the Space Plan to the Landlord for approval. As used herein, **"Space Plan"** means a floor plan, drawn to scale, showing (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) proposed communications systems, indicating telephone and computer outlet locations, if available, and (4) any other details or features required to reasonably delineate the TI Work to be performed. Landlord shall have ten (10) business days to review and comment on the Space Plan. Landlord shall review and return the Space Plan to Tenant, marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit."; provided, however, Landlord's failure to timely respond to the Space Plan shall not constitute approval by Landlord of the design or specifications shown thereon but will result in a corresponding extension of the Commencement Date and Expiration Date. Such Space Plan shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the TI Work.

(a) If the Space Plan is returned to Tenant marked "Approved," the Space Plan shall be deemed approved by Landlord and the procedure set forth in Paragraph 6 below shall be followed.

(b) If the Space Plan is returned to Tenant marked "Approved as Noted," the Space Plan so submitted shall be deemed approved by Landlord; provided, however, in preparing the Working Drawings (defined below), Tenant shall cause the Tenant's Architect to incorporate Landlord's noted items into the Working Drawings.

(c) If the Space Plan is returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause the Space Plan to be revised, taking into account the reasons for Landlord's disapproval (which shall be noted in writing), and shall resubmit revised plans to Landlord for review. Landlord shall have seven (7) business days to review and comment on the resubmitted Space Plan; provided, however, Landlord's failure to timely respond to the resubmitted Space Plan shall not constitute approval by Landlord of the design or specifications shown thereon but will result in a corresponding extension of the Commencement Date and Expiration Date. The same procedure shall be repeated until Landlord fully approves the Space Plan.

(d) In the event the Space Plan is returned to Tenant under either subsections (b) or (c) above, Landlord shall make itself available upon reasonable notice to meet with Tenant and the Tenant's Architect to discuss any noted items and attempt to resolve the same cooperatively.

6. Submittal and Approval of Working Drawings. Tenant shall deliver to Landlord two (2) sets of blue-lined prints of Working Drawings for the TI Work and Tenant shall also email one (1) set to Landlord in portable document format. Tenant shall also deliver to Landlord a diskette containing the Working Drawings in the AutoCAD format (or other computer assisted design format approved by Landlord) ("CAD"). The Working Drawings shall be consistent with, and a logical extension of, the Space Plan approved by Landlord. As used herein, "**Working Drawings**" means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include all items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan, (14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the TI Work to be performed. Within fifteen (15) business days after receipt of the draft Working Drawings from Tenant, Landlord shall return to Tenant one (1) set of the Working Drawings marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit"; provided, however, that failure to timely respond to the Working Drawings shall not constitute approval by Landlord of the design or specifications shown thereon but will result in a corresponding extension of the Commencement Date and Expiration Date.

(a) If the Working Drawings are returned to Tenant marked "Approved," the Working Drawings, as so submitted, shall be deemed approved by Landlord.

(b) If the Working Drawings are returned to Tenant marked "Approved as Noted," the draft of the Working Drawings shall be deemed approved by Landlord; provided, however, in preparing the final approved Working Drawings, Tenant shall cause the Tenant's Architect to incorporate Landlord's noted items into the Working Drawings.

(c) If the Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such Working Drawings to be revised, taking into account the reasons for Landlord's disapproval (which shall be noted in writing) and shall resubmit revised plans to Landlord for review. Landlord shall have ten (10) business days to review and comment on the resubmitted Working Drawings; provided, however, that failure to timely respond to the resubmitted Working Drawings shall not constitute approval by Landlord of the design or specifications shown thereon but will result in a corresponding extension of the Commencement Date and Expiration Date. The same procedure shall be repeated until Landlord fully approves the Working Drawings. Landlord's review of the Working Drawing shall be subject to Landlord's approval or disapproval in Landlord's reasonable discretion, consistent with a Class A office building in greater Seattle.

(d) Tenant shall be solely responsible for: (i) the completeness of the Working Drawings; (ii) the conformity of the Working Drawings with the existing conditions in the Building and the Premises and to the Base Building Plans provided by Landlord (including any changes in the Base Building Plans provided by Landlord to Tenant); and (iii) the compliance of the Working Drawings with all applicable regulations, laws, ordinances, codes and rules, including, without limitation, the Americans With Disabilities Act, with respect to the Premises.

(e) In the event the Working Drawings are returned to Tenant under subsections (b) or (c) above, Landlord shall make itself available upon reasonable notice to meet with Tenant and the Tenant's Architect to discuss any noted items and attempt to resolve same cooperatively.

(f) When the Working Drawings are approved by Landlord and Tenant, the parties shall each acknowledge their approval by signing or initialing each sheet of the

Working Drawings and Tenant shall promptly submit the Working Drawings to the City of Seattle for permitting. Tenant shall also deliver to Landlord a diskette containing the approved Working Drawings in the CAD format.

7. Certain Modifications. Tenant shall cause the Space Plans and the Working Drawings to be prepared by the Tenant's Architect, submitted to Landlord and, where required, revised so as to obtain the approval of the Working Drawings by Landlord. In the event Landlord changes or modifies the Base Building Plans subsequent to Landlord's delivery of the Base Building Plans to Tenant and such modified plans require material changes to the Working Drawings (other than changes required by the City of Seattle), then Landlord shall be responsible for the actual design costs incurred in connection with modifying the Working Drawings to the extent caused by such changes to the Base Building Plans.

8. Landlord's Review Responsibilities. Tenant acknowledges and agrees that Landlord's review of the Space Plans and the Working Drawings is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any Space Plan or Working Drawings or of the compliance of the Space Plan or Working Drawings with applicable regulations, laws, ordinances, codes and rules or of the conformance or compatibility of the Space Plan or Working Drawings with existing conditions in the Building or Premises.

9. Existing Conditions. Prior to commencement of construction of the TI Work, Tenant shall require and be solely responsible for insuring that the Tenant's Architect and Tenant's engineers and contractors verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the TI Work. Tenant shall be solely responsible for the completeness of all plans for the TI Work and for conformity of the plans with the Base Building Plans (including any changes thereto provided by Landlord to Tenant, subject to potential reimbursement of redesign costs as provided in Paragraph 8 above) and existing conditions in the Building and the Premises. Tenant shall ensure that the Tenant's Architect inspects the Premises to verify existing conditions and construction prior to the start of construction of the TI Work. Tenant shall notify Landlord immediately following such inspection of any discrepancy discovered by Tenant or the Tenant's Architect between existing conditions and/or construction and the Base Building Plans; otherwise, Landlord shall be conclusively deemed to have met its obligations relating to the construction of the Premises to the extent the Premises are complete as of the date of such inspection. In the absence of such notice, Tenant shall be responsible for any modifications to the Working Drawings necessary to accommodate existing conditions and construction. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the TI Work, any changes to the Working Drawings necessary (a) to obtain any permit, (b) to comply with all applicable regulations, laws, ordinances, codes and rules, or (c) to avoid impairing or voiding any third-party warranties.

10. Administration of Work.

(a) Tenant shall obtain all permits and government approvals for completion of the TI Work.

(b) The TI Contractor shall be required to use subcontractors from a list of Landlord's approved subcontractors. Tenant or the TI Contractor shall either engage the following subcontractors or engineering firms for the following work in the Project (the contract or subcontract for such work being hereinafter referred to as a **"Major Subcontract"**), or if another subcontractor is engaged under a Major Subcontract, permit the following subcontractors to perform a peer review of the drawings and engineering prepared for the following areas of work: (i) Mechanical/Plumbing/Piping: McKinstry; (ii) Electrical: Coffman Engineers; (iii) Fire Protection: Patriot Fire Protection; (iv) Structural: Magnusson Klemencic Associates; and (v) Low Voltage Systems: Hargis Engineers. The cost of such peer review shall be borne by Tenant. Tenant shall cause its Architects and consultants to work cooperatively with Landlord and its architects and consultants to assure that Landlord is satisfied that any changes proposed by Tenant as part of the TI Work will not adversely affect the operation of the Building.

(c) The TI Construction Contract shall expressly provide, and shall require each subcontract to provide, that Landlord shall not bear any responsibility for the payment or

performance of Tenant's obligations under the TI Construction Contract, and that in the event of a default or other nonpayment under the TI Construction Contract giving the rise to a lien or claim of lien under RCW 60.04, such lien or claim of lien shall attach only to Tenant's leasehold interest in the Premise, and not to Landlord's fee interest in the Building or Land.

(d) The Initial Bid and the bids by subcontractors shall cover the entire TI Work package for the TI Work.

(e) Landlord shall be entitled to receive an administrative fee for its work under this Exhibit C in an amount equal to two percent (2%) of the total hard costs of the TI Work. Landlord may obtain any reimbursement required hereunder by deducting the amount of such reimbursement from the Cash Allowance.

(f) After the TI Construction Contract is signed, Tenant shall administer the construction of the TI Work in accordance with the final, approved and permitted Working Drawings. All TI Work shall be installed in a manner that conforms with the contractor's and its subcontractors' schedules for completion of the TI Work, and the work of installation shall be handled in such a manner as to maintain harmonious labor relations. The contractors, subcontractors and materialmen performing TI Work shall be subject to prior reasonable approval by Landlord and shall be subject to the administrative supervision of Landlord or Unimark Construction Group (the "**Building Contractor**") and shall comply with the general conditions of the Building and rules of the site. Contractors, subcontractors and materialmen performing TI Work shall take all necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. In the event that Tenant's contractors or subcontractors do not promptly cause any pickets to be withdrawn and all other disruptions to the operations of the Building promptly to cease, or in the event that Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all contractors, subcontractors or materialmen involved in the dispute.

(g) Tenant shall require that each of its contractors, subcontractors and materialmen maintain insurance coverage in accordance with Landlord requirements.

(h) Tenant, upon commencement of Tenant's work, guarantees a lien-free completion of Tenant's work.

11. Obligation of Tenant to Provide As Built Plans; Assignment of Warranties. Within thirty (30) days of Substantial Completion, Tenant shall cause the Tenant's Architect to provide Landlord with (a) two complete sets of plans and specifications reflecting the actual conditions of the TI Work as constructed in the Premises, together with a copy of such plans on diskette in the CAD format; (b) one (1) complete O&M manual for the TI Work; and (c) full lien waivers from the TI Contractor and all subcontractors and material suppliers performing the TI Work.

12. Modifications/Change Orders.

(a) Changes Requested by Tenant. Any changes to the Tenant Work requested by the Tenant after final Landlord approval of the Working Drawings ("**Additional Work**") shall be subject to Landlord's prior approval and shall, upon approval by Landlord, be incorporated into the Working Drawings by the Tenant's Architect. Any Additional Work shall be completed at Tenant's sole cost and expense, including without limitation costs associated with: (i) revisions to the Working Drawings; (ii) construction of the Additional Work; (iii) required permits, governmental fees, and inspections; and (iv) Washington State sales tax; (v) as-built record documentation. Under no circumstances shall the Commencement Date change as a result of Tenant's Additional Work.

(b) Contractor Required Changes. With respect to any change orders required by the TI Contractor in order to proceed with construction of the TI Work, within five (5) business days after delivery to Tenant of such change order (which shall include the estimated additional costs, if any), Tenant shall either approve or disapprove the change order by written notice to Landlord. If Tenant approves the change order Tenant shall deposit any additional sums required thereunder as provided under Paragraph 2(c). If Tenant disapproves the change order, Tenant shall specifically identify in its notice the nature and extent of Tenant's disapproval and shall, within fifteen (15) days of receipt of such change order,

deposit with Landlord any additional sums required thereunder, which shall be released upon the earlier of: (i) Tenant's written consent thereto, or (ii) completion of an audit and any arbitration under the TI Construction Contract, it being the understanding of the parties that any dispute as to the necessity for or amount of such change orders is to be resolved with the TI Contractor by agreement or through such process.

13. Designation of Construction Representatives. Tenant hereby designates Michael Prittie and Eberlin Schwinn of The Boeing Company as its initial representative in connection with the design and construction of the TI Work and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Tenant may change its designated representative upon written notice to Landlord. Landlord hereby appoints Dan Novack, Jeremy Richmond and Cyndi Sundby of Unico Properties, LLC as its initial representatives to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit C. Landlord may change its designated representative upon written notice to Tenant. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so. No consent, authorization or other action shall bind Landlord or Tenant unless in writing and signed by the aforementioned persons. If Landlord or Tenant complies with any request or direction presented to it by anyone else claiming to act on behalf of the other party, such compliance shall be at such party's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Exhibit. Landlord shall have the right to observe the construction of the TI Work. Tenant shall notify Landlord of all construction meetings and Landlord shall have the right to attend all meetings of Tenant and its contractor and subcontractors, and the Tenant's construction contract(s) shall so provide. Landlord shall notify Tenant of all construction meetings relating to the TI Work. Landlord and Tenant shall each shall cause its architects, engineers and contractors to cooperate fully and promptly with each other as and when deemed necessary by such party in its good faith determination in the course of construction of the TI Work.

EXHIBIT D

COMMENCEMENT DATE CERTIFICATE

This Commencement Date certificate is entered into by Landlord and Tenant pursuant to Article 3.1 of the Lease.

1. DEFINITIONS. In this certificate the following terms have the meanings given to them in the Lease:

(a) Landlord: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

(b) Tenant: ______________________________

(c) Lease: Office Lease dated [date] between Landlord and Tenant.

(d) Premises: ______________________________

(e) Building Address: ______________________________

(f) Guarantor: ______________________________

2. CONFIRMATION OF LEASE COMMENCEMENT: Landlord and Tenant confirm that the Commencement Date of the Lease is ______________, 2012 and the Expiration Date is ______________, 2022.

3. Tenant acknowledges that (a) it is in possession of the Premises, (ii) the Lease is in full force and effect, (c) to the best of Tenant's actual present knowledge without further inquiry Landlord is not in default of any of its obligations under the Lease, and (d) subject to "punch-list" items, the Premises are accepted by Tenant as having been completed in accordance with the provisions of the Lease.

Landlord and Tenant have executed this Commencement Date certificate as of the dates set forth below.

TENANT: ______________________

By: ______________________
Its: ______________________

Date: ______________________

LANDLORD:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By: Northwestern Mutual Real Estate Investments, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By: ______________________________

Its: Managing Director

EXHIBIT E

RULES AND REGULATIONS

(1) **Access to Project.** On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 6:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Project and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Project may be restricted and access gained by use of a key to the outside doors of the Project, or pursuant to such non-discriminatory security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2) **Signs.** Tenant shall not paint, display, inscribe, maintain or affix any signs, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building or Project, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

(3) **Window and Door Treatments.** Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any item of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

(4) **Lighting and General Appearance of Premises.** Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

(5) **Project and/or Building Tradename, Likeness, Trademarks.** Tenant shall not in any manner use the name of the Project or Building for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Project for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material. Notwithstanding the above, Landlord understands that Tenant will be making a public announcement upon lease signing and consents in advance to Tenant's use of the Project/Building name if Tenant elects, in its sole discretion to do so. Tenant shall not use any photos of the Building unless Landlord has previously approved in writing where and how those photos are used and displayed in connection with Tenant's public announcements.

(6) **Deliveries and Removals.** Furniture, freight and other large or heavy items, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at the Tenant's sole cost, responsibility, and risk. Landlord may inspect items brought into the Project or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other items removed from the Premises or the Project be

listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Project shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Project without Landlord's prior written approval. Notwithstanding the above there shall be no charge for use of the freight elevators during Tenant's initial construction.

(7) **Outside Vendors.** Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Project. Tenant's vendors must use freight elevators and service entrances and shall provide building management with a certificate of insurance that complies with the insurance requirements of building management.

(8) **Overloading Floors; Vaults.** Tenant shall not overload any floor or part thereof in the Premises, or Project, including any public corridors or elevators therein bringing in or removing any large or heavy items, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy items and require at Tenant's expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(9) **Locks and Keys.** Although Tenant may install a Card Reader System subject to Landlord's approval under the Work Letter, access to the Premises by Landlord shall be provided using a standard key master system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Except for an approved Card Reader System,Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord's charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord's reasonable charges therefor. The term "key" shall include mechanical, electronic or other keys, cards and passes. Landlord shall not be liable for the consequences of admitting by pass key or refusing to admit to the Premises the Tenant, Tenant's agent or employees or other persons claiming the right of admittance.

(10) **Utility Closets and Connections.** Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the "wire" or telephone, electrical, plumbing or other utility closets, the systems and equipment within the Project, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of the Lease respecting electric installations and connections, telephone Lines and connections, and alterations generally. Tenant shall have no right to use any electrical closets, mechanical shafts, broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Project and the Premises and the needs of tenants of the Project, and shall not in any event connect a greater load than such safe capacity.

(11) **Plumbing Equipment.** The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

(12) **Trash.** All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Lease provisions respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord and imposed on all tenants of the Building.

(13) **Alcohol, Drugs, Food and Smoking.** Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture or sell any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit the same to occur. Tenant shall not at any time cook or sell food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant. Tenant and its employees shall not smoke tobacco on any part of the Project (including exterior areas, including, but not limited to, the 17th floor conference rooms and garden deck).

(14) **Use of Common Areas; No Soliciting.** Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any item or material to, other tenants or invitees of the Project. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any item or material to or from other tenants of the Building or Project and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

(15) **Energy and Utility Conservation.** Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Project and shall not allow the adjustment (except by Landlord's authorized Project personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the systems and equipment within the Project, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are operable may be opened with Landlord's consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

(16) **Unattended Premises.** Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(17) **Going-Out-Of-Business Sales and Auctions.** Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

(18) **Labor Harmony.** Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord's good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.

(19) **Prohibited Activities.** Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises unless approved by Landlord as

may be anticipated under the terms of this lease, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises or as may be allowed pursuant to a separate Roof License Agreement, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Project or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Project or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle within the elevators or other common areas shared with other tenants (except where already designated for such use), or dog (except in the company of a blind person) or other animal or bird in the Premises or Building, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises, Building or Project that is illegal, immoral, obscene, pornographic, or anything that may in Landlord's good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Project, interfere with the normal operation of the systems and equipment within the Project, impair the appearance, character or reputation of the Premises or Project, create waste to the Premises or Project, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any item from any window or other opening in the Project, (xiii) use the Premises for any purpose, or permit upon the Premises or Project anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible items or materials), (xiv) place vending or game machines in the Premises, except for employees or invitees which shall be at Tenant's sole cost and expense and only upon prior notice to and consent of Landlord, (xv) adversely affect the indoor air quality of the Premises or Project, (xvi) use the Premises for cooking other than heating food and preparation of coffee, tea and similar beverages, or other customary uses of an executive office, for Tenant, its employees, invitees, or (xvii) do or permit anything to be done upon the Premises or Project in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Project or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Project.

(20) **Transportation Management.** Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

(21) **Parking.** Subject to any contrary provisions of this Lease, if the Project now or hereafter contains, or Landlord has obtained the right to use for the Project, a parking garage, structure, facility or area, the following Rules shall apply therein:

(i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, in common with Landlord and other tenants at the Project, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant's employees and visitors use more spaces than the number derived by applying Tenant's Proportionate Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (a) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (b) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (c) restrict or prohibit full size vans and other large vehicles.

(ii) Monthly fees shall be paid in advance prior to the first of each month. Failure to do so will cancel parking privileges while in arrears and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also

refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Project without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord's reasonable control. In the event access is denied to all tenants of the Building for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse.

(iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking; (b) aisles; (c) where "no parking" signs are posted; (d) on ramps; and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

(iv) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.

(22) **Responsibility for Compliance.** Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

EXHIBIT F

INTENTIONALLY OMITTED

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

RE: Lease dated __________ ("Lease") between The Northwestern Mutual Life Insurance Company ("Landlord") and __________________ ("Tenant") for Suite ______ ("Premises") in a building located at 1301 Second Avenue, Seattle, Washington and commonly known as the Russell Investments Center ("Building").

The Tenant hereby certifies to Landlord, and to _______________, a _____________ ("__________________") that the following information with respect to the Lease is true and correct:

1. The Lease is in full force and effect and has not been modified or amended except as specifically set forth in Paragraph 4 below. There are no other agreements, understandings, contracts or commitments of any kind with respect to the Lease or the Premises except as expressly provided in the Lease or in any amendment or supplement thereto set forth in Paragraph 4 below.

2. To the best of Tenant's actual present knowledge, but without further inquiry on the part of Tenant, the Tenant is aware of no claim of default, offset or defense against rent or other charges payable under the Lease. To the best of Tenant's actual present knowledge and belief, but without further inquiry on the part of Tenant, there is no default by Landlord under the Lease and all commitments made by Landlord to Tenant to induce Tenant to enter into the Lease have been satisfied, except for the following [if none, insert "None"]:____.

3. All rent due under the Lease has been paid to the end of the current calendar month, which is _____, ____, and no rent due under the Lease has been paid more than one (1) month in advance of its due date.

4. Dates of any Lease amendments or modifications: ________________________.

5. Current Monthly Base Rent: ______________________.

6. Lease Commencement Date: ____________________________.

7. Lease Expiration Date: ________________________________.

8. The Lease contains no options to renew, first rights of refusal, options to expand, or options to terminate, except as follows: __________________.

9. The Tenant has not assigned, or otherwise transferred its interest under the Lease, except as follows: ________________________.

10. Tenant is using the Premises only for those purposes specifically permitted under the Lease, which is ________________________.

11. Landlord is holding Tenant's security deposit of $_______________.

12. To the best of Tenant's actual present knowledge, but without further inquiry on the part of Tenant, Tenant is not in default under the Lease nor are there any conditions, or events which have occurred or which, with the passage of time or the giving of notice or both, would constitute a default or breach. Tenant is current in the payment of all taxes, utilities, common area maintenance payments, and other charges required to be paid by the Tenant pursuant to the Lease, and there exists no dispute relative to any such amounts, except for the following [if none, insert "None"]:____..

13. The improvements and space required to be furnished according to the Lease have been duly delivered by the Landlord and accepted by the Tenant.

14. The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

Dated: _______, ____.

By: ____________________
Its: ____________________

<u>**EXHIBIT H**</u>

<u>**Intentionally Omitted**</u>

EXHIBIT I

GREEN ADDENDUM

1. The term "Green Standard" or words of similar import shall include the U.S. EPA's Energy Star® rating, the Green Building Initiative's Green Globes ™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council's Leadership in Energy and Environmental Design (LEED), and/or a current and similar organization with equally rigorous environmentally and sustainable practices.

2. In addition to the above Operating Expenses, Operating Expenses shall also include: (i) all costs of maintaining, managing, reporting, commissioning, and re-commissioning the Building or any part thereof that was designed and/or upgraded to be sustainable and conform with one or more Green Standard rating systems, and (ii) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under one or more Green Standard rating systems, provided however, the cost of such applying, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost capitalized and thereafter amortized as Operating Expenses under GAAP.

3. Tenant shall not use or occupy the Demised Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Tenant shall not use or operate the Demised Premises in any manner that will cause the Building or any part thereof not to conform with Landlord's sustainability practices or a Green Standard certification of the Building.

4. This Building is or may become in the future certified under a Green Standard or operated pursuant to Landlord's sustainable building practices. Landlord's sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all applicable laws.

5. Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; closing shades as needed to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA's Water Sense® program.

6. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, "trash"); (b) to comply with Landlord's recycling policy as part of Landlord's sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord's sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord, and; (e) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section. Where possible, the Landlord shall provide a composting program and encourage the Tenant to sort and separate its trash and recycling from compost material.

7. Landlord shall provide and install all original bulbs and tubes for Building standard lighting fixtures within the Demised Premises and all replacement tubes for such lighting as an annual Expense; all other bulbs, tubes and lighting fixtures for the Demised Premises shall be provided and installed by Tenant at Tenant's cost and expense, and must comply with Landlord's sustainability practices, including any Green Standard rating system, concerning the environmental compliance of the Building or the Demised Premises, as the same may change from time to time. All maintenance and repairs made by Tenant must comply with Landlord's sustainability practices, including any Green Standard rating system concerning the

environmental compliance of the Building or the Demised Premises, as the same may change from time to time.

8. Any and all Tenant Improvements is strongly encouraged to be performed in accordance with Landlord's sustainability practices, including any Green Standard or third-party rating system concerning the environmental compliance of the Building or the Demised Premises, as the same may change from time to time. Tenant is further encouraged to engage a qualified third party LEED or Green Standard professional or similarly qualified professional during the design phase through implementation of any Tenant Improvements to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance with Landlord's sustainability practices, as aforesaid. Any and all waste and debris from Tenant Improvements must meet the minimum requirements set forth by the Green Standard.

9. Landlord does not permit space heaters or other energy-intensive equipment unnecessary to conduct Tenant's business without written approval by Landlord. Any space conditioning equipment that is placed in the Demised Premises for the purpose of increasing comfort to tenants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

10. Tenant acknowledges that it is Landlord's intention that the Building be operated in a manner which is consistent with Landlord's sustainability practices. Tenant is required to comply with these practices within the Demised Premises.

11. Tenant shall dispose of, in an environmentally sustainable manner, any equipment, furnishings, or materials no longer needed by Tenant and shall recycle or re-use such items in accordance with Landlord's sustainability practices. Tenant is responsible for reporting this activity to Landlord in a format determined by Landlord.

12. If Tenant reasonably believes that any change in a Green Standard applicable to the Project or the Premises or any change required in order to meet a new Green Standard will require Tenant to materially alter its operations in the Premises or significantly increase Tenant's costs of occupancy of the Premises, Tenant shall so notify Landlord. Landlord and Tenant shall as soon as is reasonably practical commence negotiations in good faith in an effort to resolve Tenant's concerns regarding such changes.

EXHIBIT J

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Loan No.

RECORDING REQUESTED BY

____

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm N16WC
Milwaukee, WI 53202
Attn:

_______________ SPACE ABOVE THIS LINE FOR RECORDER'S USE _______________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is entered into as of ____________, 20__, between ______, whose mailing address is ____________, ("Tenant"), ____________, whose mailing address is ______________, ("Borrower"), and ________________________ ("Lender"), whose address for notices is ______________________.

RECITALS

A. Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated ______, 20__ (the "Lease").

B. Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (as it may be amended, restated or otherwise modified from time to time, the "Lien Instrument") encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the "Property"), wherein the premises covered by the Lease (the "Demised Premises") are located.

C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the "Absolute Assignment"), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

E. Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant's relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as "Successor Landlord").

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

1. Tenant and Borrower agree for the benefit of Lender that:

(a) Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one (1) month in advance;

(b) Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender's prior written consent;

(c) Tenant and Borrower will not enter into any agreement amending or modifying the Lease without Lender's prior written consent, except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Property;

(d) Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default;

(e) Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower;

(f) Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of its business on the Demised Premises; and

(g) Tenant shall pay any and all termination fees due and payable under the Lease directly to Lender.

2. The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

3. Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

4. If the interests of Borrower in the Property are acquired by a Successor Landlord:

(a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease beyond any period given in the Lease for notice or cure or be otherwise in material default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

(b) Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c) The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d) If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease, except as modified by this Agreement, for the remainder of the term of the Lease with renewal options, if any; and

(e) Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord's acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

(i) Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party occurring or accruing prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance or other obligations of a continuing nature as of the date of such acquisition;

(ii) Liable for any obligation to construct any improvements in, or make any alterations to, the Demised Premises, or to reimburse Tenant by way of allowance or otherwise for any such improvements or alterations constructed or made, or to be constructed or made, by or on behalf of Tenant in the Demised Premises;

(iii) Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises;

(iv) Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

(v) Bound to Tenant with respect to matters that arise subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

(vi) Liable to Tenant under any indemnification provisions set forth in the Lease with respect to matters that arose prior to the date on which Successor Landlord obtained its interest in the Demised Premises; or

(vii) Liable for any damages in excess of Successor Landlord's equity in the Property (such equity to include all proceeds from the Property including all rents from the Property, all proceeds of any sale, lease, encumbrance, or other disposition of the Property or any part of it, and all proceeds of any policy of physical damage insurance on or any condemnation award with respect to the Property or any part of it).

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

5. Tenant hereby repeats for the benefit of Lender Tenant's representation set out in Section 33.33 of the Lease.

6. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation. This Agreement shall be executed by the parties in recordable form and shall be filed for recordation by Borrower at Borrower's expense in all places necessary to give legal notice to persons without actual knowledge of this Agreement. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT: ______________________________

By:______________________________

Add appropriate acknowledgment for Tenant.

(Signatures of Borrower and Lender continued on following pages)

(Signatures continued)

BORROWER: ______________________________

By:______________________________

Add appropriate acknowledgment for Borrower.

(Signature of Lender continued on following pages)

EXHIBIT "A"

(Description of Property)

EXHIBIT B

LANDLORD'S CONSENT

[to be inserted after Sublease execution]

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this "**Consent**") is made as of June 26, 2014, by and among FSP-RIC, LLC, a Delaware limited liability company ("**Landlord**"), THE BOEING COMPANY, a Delaware corporation ("**Tenant**"), and ACUCELA INC., a Washington corporation ("**Subtenant**").

1. **Recitals.**

1.1 **Lease**. Landlord and Tenant are parties (either directly or as successor-in-interest) to a lease agreement dated as of November 16, 2011(as amended or supplemented to date, the "**Lease**"), for space (the "**Premises**") in an office building located at 1301 Second Avenue, Seattle, Washington. All capitalized terms are as defined in the Lease, except as otherwise provided herein.

1.2 **Sublease**. Tenant has asked Landlord to execute this Consent to evidence its consent to the subletting, pursuant to the sublease (the "**Sublease**") attached hereto as Exhibit A, of 38,723 square feet of the Premises comprised of all of the area on Floors 41 and 42 (the "**Sublet Premises**") to Subtenant.

2. **Consent**. As required under Article 10 of the Lease and subject to the terms and conditions of this Consent, Landlord hereby consents to the subletting by Tenant to Subtenant the Sublet Premises, as set forth in the Sublease, to the extent and only to the extent that the Sublease does not enlarge Tenant's rights under the Lease, give Subtenant any right not granted under the Lease, or increase Landlord's responsibilities or obligations under the Lease, and subject to the following terms and conditions:

2.1 **No Waiver**. Nothing contained herein or in the Sublease shall be construed to modify, waive, impair or affect any of the covenants and agreements contained in the Lease (except as expressly provided in this Consent), including without limitation any of the covenants or agreements contained in the Lease regarding subleasing, or to waive any breach of Tenant in the due keeping, performance or observance thereof.

2.2 **No Release of Tenant**. This Consent shall not be construed as a release of Tenant from any liability, whether past, present or future, under the Lease. Tenant shall be and remain liable and responsible for the due keeping, performance and observance throughout the term of the Lease of all of the covenants and agreements therein set forth on the part of Tenant to be kept, performed and observed, including without limitation the obligation for the payment of the fixed rent, additional rent and all other sums now and/or hereinafter becoming payable thereunder, expressly including as such additional rent any and all charges for any property, material, labor, utility or other services furnished or rendered by Landlord in or in connection with the Premises demised by the Lease, whether for, or at the request of, Tenant or Subtenant. Tenant shall be liable for all bills rendered by Landlord for charges incurred by Subtenant for services rendered and materials supplied to the Sublet Premises or at the request of Subtenant and Landlord shall not be required to obtain Tenant's consent prior to supplying any services or materials to Subtenant.

2.3 Subordinate to Lease. The Sublease shall at all times be subject and subordinate to the Lease, and to all of the covenants and agreements of the Lease and of this Consent, and Subtenant shall not do, permit or suffer anything to be done in, or in connection with, Subtenant's use or occupancy of the Sublet Premises that would violate any of such covenants and agreements. Landlord shall have the right, but not the obligation, to enforce the provisions of the Sublease, including collection of rent thereunder. Tenant acknowledges that its indemnity and defense obligations under the Lease include all any and all claims arising from or related to the following (but subject always to the exceptions and limitations set out in Article 22 of the Lease): (a) Subtenant's use of the Sublet Premises or any activity done, permitted or suffered by Subtenant in, on or about the Sublet Premises or the building; and (b) any act or omission by Subtenant or its employees, contractors or agents in connection with or related to the Sublease or the Sublet Premises. Landlord is an intended third party beneficiary of the Subtenant's indemnity under Section 6.1 of the Sublease and may enforce such obligation directly.

2.4 Further Subletting or Assignment. This Consent shall not be construed as a consent by the Landlord to, or as permitting, any other or further subletting or any assignment by either Tenant or Subtenant.

2.5 Use. The use of the Sublet Premises shall continue to be limited as set forth in the Lease, or absent any such limitations shall be used solely for general office purposes. Landlord shall have all rights to enter into the Premises reserved to Landlord under the Lease.

2.6 Relationship with Landlord.

(a) Tenant hereby assigns and transfers Tenant's interest in the Sublease and all rentals and income arising therefrom to Landlord, subject to the terms of this Section 2.6. By consenting to the Sublease, Landlord agrees that until a default shall occur (after the expiration of any period provided for in the Lease for notice or cure) in the performance of Tenant's obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease. In the event Tenant defaults in the performance of its obligations to Landlord as set forth in the Lease, after the expiration of any period provided for in the Lease for notice or cure (whether or not Landlord terminates the Lease), Landlord may at its option, by notice to Tenant, either (i) terminate the Sublease, (ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 2.6(b) below, or (iii) elect to succeed to Tenant's interest in the Sublease and cause Subtenant to attorn to Landlord, as further set forth in Section 2.6(c) below.

(b) Landlord shall not, by reason of the Sublease, or by reason of the collection of rents or any other sums from Subtenant pursuant to Section 2.6(a) above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any

right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Tenant with any rent received by Landlord under such assignment, but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

(c) In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 2.6(a) above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord shall not be (i) liable for any prepayment of more than one month's rent or any security deposit paid by Subtenant, (ii) liable for any previous act or omission of Tenant under the Lease or for any other defaults of Tenant under the Sublease, (iii) subject to any defenses or offsets previously accrued that Subtenant may have against Tenant, (iv) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (v) bound by any options to expand or increase the size of the Sublet Premises, (vi) obligated to construct or to pay for any improvements or alterations, (vii) obligated to provide any goods or services that Tenant has agreed to provide such as furniture, copying equipment, reception or other services except for those services required of Landlord in its role as Landlord under the Lease. In addition, if Landlord elects to cause Subtenant to attorn to Landlord as set forth above, Landlord shall not be deemed to have made any of or be bound by any of Tenant's representations and warranties in the Sublease. Landlord has not waived any rights it may have under the Lease to require removal of alterations, improvements or cabling in the Sublet Premises.

2.7 **Alterations.** This Consent is expressly conditioned upon compliance by the Tenant and Subtenant with the provisions of the Lease pertaining to alterations, repairs, additions or improvements in, to or about the Premises and shall not be construed as consent to any alterations, repairs, additions or improvements described in the Sublease.

2.8 **Sublease.** Tenant and Subtenant each represent that the attached Sublease is a true, correct and complete copy of the Sublease, and agree that a true, correct and complete copy of each amendment thereto shall be delivered to Landlord within ten days after the execution of such amendment. It is understood that Landlord shall not be deemed to be a party to the Sublease or any amendment to the Sublease, and will not be bound by any of the covenants or agreements thereof. Neither the execution and delivery of this Consent, nor the receipt by Landlord of a copy of the Sublease or any amendment to the Sublease, shall be deemed to change any provision of this Consent or to be a consent to, or an approval by Landlord of, any covenants or agreements contained in the Sublease or any amendment to the Sublease.

2.9 **Profits.** Tenant shall not ask for nor collect rent from Subtenant in excess of the rent payable by Tenant to Landlord ("**Profits**") without Landlord's prior written consent. If there are any Profits from the Sublease, Tenant shall pay to Landlord the percentage of such Profits specified in the Lease, if applicable, as additional rent.

2.10 Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as set forth in the Sublease.

2.11 Recapture. This Consent shall not be construed as limiting Landlord's ability to exercise rights to recapture any portion of the Premises set forth in the Lease (if any) in the event of a proposed future sublease or any assignment of any portion of the Premises.

2.12 Matters Requiring Notice to Landlord and Consent. Tenant agrees to give Landlord immediate notice and obtain Landlord's consent when any one or more of the following conditions arise:

(a) the Sublease expires or is terminated (other than on any termination date set forth in the Sublease);

(b) the rent due pursuant to the Sublease is adjusted other than as provided in the Sublease;

(c) Subtenant renews or extends the term of the Sublease (other than pursuant to an explicit option contained in the Sublease); or

(d) Subtenant subleases additional space.

2.13 Notices. Any notices to Subtenant under this Agreement shall be addressed to the Sublet Premises and may be sent using any method permitted under the Lease. Any notice or other communications to Landlord shall be sent in accordance with the terms of the Lease. Landlord's current addresses for notices are as set forth below and may be changed from time to time in accordance with the terms of the Lease.

FSP-RIC, LLC
c/o CommonWealth Partners Management LLC
515 S. Flower Street, 32nd Floor
Los Angeles, CA 90071
Attention: Asset Manager – Russell Investment Center
Telephone: 213.629.2100
Facsimile: 213.629.2114

With a copy to:
FSP-RIC, LLC
c/o CommonWealth Partners Management LLC
1301 Second Avenue, Suite 500
Seattle, WA 98101
Attention: Property Manager
Telephone: 206.816.1950
Facsimile: 206. 816.1970

2.14 Special Provisions. Tenant confirms that pursuant to Section 10.9 of the Lease, Sections 31 and 32 of the Lease shall be of no further force or effect and Tenant shall have no rights to renew or extend the term or to expand the Premises and Landlord shall not be required to provide any ROFO Notice to Tenant. Subtenant may not exercise any of the rights granted to Tenant under the First Amendment to Lease dated June 8, 2018, or the Storage Agreement dated May 14, 2012 ("Storage Agreement"), or the Satellite Dish/Antenna License Agreement dated September 17, 2012 ("Dish-Antenna License Agreement"). For the avoidance of doubt, Subtenant acknowledges that Tenant has not assigned to Subtenant any rights under the Storage Agreement or the Dish-Antenna License Agreement and Landlord acknowledges that Tenant retains the right to terminate each of the Storage Agreement and the Dish-Antenna License Agreement in accordance with their respective terms.

3. **General Provisions.**

3.1 Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Tenant and Subtenant agree to protect, defend, indemnify and hold harmless Landlord from the same and from any cost or expense (including, but not limited to, attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission.

3.2 Controlling Law. The terms and provisions of this Consent shall be construed in accordance with and governed by the laws of the State of Washington.

3.3 Binding Effect. This Consent shall be binding upon and inure to the benefit of the parties hereto, and their heirs, successors and assigns.

3.4 Captions. The paragraph captions utilized in this Consent are intended for purposes of convenience only and are not intended to interpret or limit the terms and conditions of this Consent.

3.5 Partial Invalidity. If any term, provision or condition contained in this Consent is, to any extent, invalid or unenforceable, the remainder of this Consent, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Consent shall be valid and enforceable to the fullest extent permitted by law.

3.6 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Consent, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties agree to and waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

3.7 **Conflicts**. In the event of any conflict between the Sublease and the Lease, or between the Sublease and this Consent, the Lease or this Consent, as applicable, shall prevail. In the event of any conflict between this Consent and the Lease, the Lease shall prevail.

3.8 **Counterparts and Facsimile/PDF Signatures**. This Consent may be executed in one or more counterparts and each set of duly delivered identical counterparts which includes all signatories shall be deemed to be one original document. Signatures delivered by facsimile, PDF or other electronic means will have the same effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Consent as of the date first set forth above.

LANDLORD:

FSP-RIC LLC,
a Delaware limited liability company, its sole member

By: Fifth Street Properties, LLC,
a Delaware limited liability company,
its sole member

By: CWP Capital Management LLC,
a Delaware limited liability company,
its manager

JWS By: ____________________
Name: Joseph A. Corrente
Title: Executive Vice President

TENANT:

THE BOEING COMPANY, a Delaware corporation

By: ____________________ 6-19-14
Name: ~~Michael R. Frank~~
Title: ~~Authorized Signatory~~

SUBTENANT:

ACUCELA INC., a Washington corporation

By: ____________________
Name: David L. Lowrance
Title: CFO

DWT 24215686v3 0095868-000003

Landlord Acknowledgement

State of California
County of Los Angeles)

On 6-26-2014 before me, LeAnn Erin Holsapple
(insert name and title of the officer)

personally appeared Joseph Corrente,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______ (Seal)

LEANN ERIN HOLSAPPLE
Commission # 1938393
Notary Public - California
Los Angeles County
My Comm. Expires May 24, 2015

Tenant Acknowledgement

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

On this 19th day of June, 2014, before me, a Notary Public in and for the State of Washington, personally appeared Michael R. Frank, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the Authorized Signatory of THE BOEING COMPANY to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

DENISE A. STAACK-WAGNER
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES 9-02-16

NOTARY PUBLIC in and for the State of Washington, residing at Renton
My appointment expires Sept 02, 2016
Print Name Denise A. Staack-Wagner

DWT 24215686v3 0095868-000003

Subtenant Acknowledgement

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

On this 16th day of June, 2014, before me, a Notary Public in and for the State of Washington, personally appeared David Lowrance, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the CFO of ACUCELA INC., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

Trudy A Bean
NOTARY PUBLIC in and for the State of Washington, residing at Monroe, WA
My appointment expires 02.29.16
Print Name TRUDY A BEAN

TRUDY A BEAN
MY COMMISSION EXPIRES
NOTARY
PUBLIC
FEBRUARY 29, 2016
STATE OF WASHINGTON

DWT 24215686v3 0095868-000003

<u>EXHIBIT A</u>

THE SUBLEASE

[Attached]

EXHIBIT C

BILL OF SALE

BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS;

THAT THE BOEING COMPANY ("Transferor"), a Delaware corporation with an office at 100 N. Riverside, Chicago, Illinois, is the owner of the full legal and beneficial title to that certain personal property identified in Attachment A hereto and located on Floor 41 and Floor 42 in the building known as the Russell Investments Center at 1301 Second Avenue, Seattle, Washington 98101 (the "Property").

THAT for and in consideration of the sum of $1.00 and other good and valuable consideration Transferor does this ______________________________{DATE}, grant, convey, transfer, bargain, deliver and set over, at ____________________ {PLACE}, all of Transferor's right, title and interest in and to the Property unto Acucela, Inc. ("Transferee") and unto its successors and assigns forever.

THAT Transferor hereby warrants to Transferee, its successors and assigns, that there is hereby conveyed to Transferee, on the date hereof, good title to the Property, free and clear of all liens, encumbrances and rights of others.

THAT for and in consideration of the receipt of the Property, Transferee by its signature below, agrees to the following terms and conditions:

EXCLUSION OF LIABILITIES.

DISCLAIMER AND RELEASE. THE PROPERTY PROVIDED TO TRANSFEREE IS PROVIDED BY TRANSFEROR AS IS, WHERE IS, AND TRANSFEROR MAKES NO WARRANTY, GUARANTEE OR REPRESENTATIONS WITH REGARD TO THE PROPERTY OTHER THAN THE WARRANTY OF TITLE SET OUT ABOVE. TRANSFEROR SPECIFICALLY DISCLAIMS AND TRANSFEREE HEREBY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES AND OBLIGATIONS AND LIABILITIES OF TRANSFEROR OR ANY TRANSFEROR PARTY, AND ANY OTHER RIGHTS, CLAIMS AND REMEDIES OF TRANSFEREE AGAINST TRANSFEROR OR ANY TRANSFEROR PARTY, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN THE PROPERTY OR ANY OTHER THINGS PROVIDED UNDER THIS BILL OF SALE, INCLUDING BUT NOT LIMITED TO:

A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

C) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF TRANSFEROR OR ANY TRANSFEROR PARTY; AND

D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY PROPERTY OF TRANSFEREE.

EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. NEITHER TRANSFEROR NOR ANY TRANSFEROR PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF TRANSFEROR), OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN THE PROPERTY OR ANY OTHER THINGS PROVIDED IN CONNECTION WITH THIS BILL OF SALE.

DEFINITIONS. For the purpose of this section, a "TRANSFEROR PARTY" includes The Boeing Company, its divisions, subsidiaries, any entity controlling, controlled by, or under common control with The Boeing Company, the assignees of each of the foregoing, subcontractors, suppliers and affiliates of each of the foregoing and their respective directors, officers, employees and agents.

NEGOTIATED AGREEMENT. Transferee and TRANSFEROR agree that the provisions of this Bill of Sale have been the subject of discussion and negotiation and are fully understood by the parties, and that the goods and services and the other mutual agreements of the parties set forth in this Bill of Sale were arrived at in consideration of each of such provisions, specifically including this paragraph.

THAT Transferee agrees to pay and assumes all responsibilities for any taxes, fees, or other costs that may be associated with the use or ownership of the Property after the date hereof by Transferee.

THIS Bill of Sale is delivered by Transferor to Transferee in Seattle, Washington, and is governed by the laws of the State of Washington.

IN WITNESS WHEREOF, Transferor and Transferee have caused this instrument to be executed by their duly authorized representatives this ________________{DATE}.

Transferor
THE BOEING COMPANY

By:____________________________
Name:__________________________
Title:___________________________
Date Signed:_____________

Transferee
ACUCELA, INC.

By:____________________________
Name:__________________________
Title:___________________________
Date Signed:_____________

Attachment A

[insert list of personal property]